UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )

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ALTERA CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
May 8, 2012
1:30 p.m.
The Annual Meeting of Stockholders of Altera Corporation, a Delaware corporation, will be held on Tuesday, May 8, 2012, at 1:30 p.m. local time, at Altera's offices at 101 Innovation Drive, San Jose, California 95134, for the following purposes:

(1)	To elect the directors named in the proxy statement to serve until the next annual meeting of stockholders.

(2)	To approve an amendment to the 2005 Equity Incentive Plan to increase by 7,000,000 the number of shares of common stock reserved for issuance under the plan.

(3)	To approve a second amendment to the 2005 Equity Incentive Plan regarding non-employee director equity awards.

(4)	To approve an amendment to the 1987 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under the plan.

(5)	To approve amendments to our Amended and Restated Certificate of Incorporation and Bylaws to allow action by written consent of stockholders.

(6)	To approve, on an advisory basis, named executive officer compensation.

(7)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

(8)	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The foregoing items of business are more fully described in the attached proxy statement. Only stockholders who owned shares of our common stock at the close of business on March 12, 2012 are entitled to notice of, and to vote at, the meeting.
On or about March [•], 2012, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record on March 12, 2012, other than those stockholders who previously requested electronic or paper delivery of communications from us. The notice will contain instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our annual report, as well as instructions with respect to how to vote your shares.
All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares as soon as possible.
For the Board of Directors
ALTERA CORPORATION
Katherine E. Schuelke
Secretary
San Jose, California
March [•], 2012

YOUR VOTE IS IMPORTANT.

FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

101 Innovation Drive, San Jose, California 95134
(408) 544-7000

 PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
May 8, 2012

The enclosed proxy is solicited on behalf of the board of directors of Altera Corporation, a Delaware corporation, for use at our annual meeting of stockholders to be held on May 8, 2012, or at any adjournment, continuation or postponement of the meeting. The annual meeting will be held at our principal executive offices at 101 Innovation Drive, San Jose, California 95134.
A Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction form and our 2011 Annual Report to Stockholders will be made available on or about March [•], 2012 to our stockholders of record on March 12, 2012. Paper copies of the proxy materials may be obtained by following the instructions on the Notice of Internet Availability of Proxy Materials. Upon request, we will provide any exhibit listed in the Annual Report.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS
What matters will be voted on at the annual meeting?
The following matters will be voted on at the annual meeting:

•	Proposal One: To elect the directors named in the proxy statement to serve until the next annual meeting of stockholders.

•	Proposal Two: To approve an amendment to the 2005 Equity Incentive Plan to increase by 7,000,000 the number of shares of common stock reserved for issuance under the plan.

•	Proposal Three: To approve a second amendment to the 2005 Equity Incentive Plan regarding non-employee director equity awards.

•	Proposal Four: To approve an amendment to the 1987 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under the plan.

•	Proposal Five: To approve amendments to our Amended and Restated Certificate of Incorporation and Bylaws to allow action by written consent of stockholders.

•	Proposal Six: To approve, on an advisory basis, named executive officer compensation.

•	Proposal Seven: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

•	Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
How does the board of directors recommend I vote?
The board of directors recommends that you vote:

•	FOR the election of the directors named in this proxy statement.

•	FOR the amendment to the 2005 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan.

•	FOR the amendment to the 2005 Equity Incentive Plan regarding non-employee director equity awards.

•	FOR the amendment to the 1987 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan.

•	FOR the amendments to our Amended and Restated Certificate of Incorporation and Bylaws to allow action by written consent of stockholders.

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.
Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we furnish our proxy materials to our stockholders over the Internet, rather than mailing printed copies of those materials to each stockholder. Each stockholder who receives a Notice of Internet Availability of Proxy Materials has the right to vote on all matters presented at the meeting.
You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will provide instructions as to how you may access and review a copy of our proxy materials on the Internet, including this proxy statement and our Annual Report. The Notice of Internet Availability of Proxy Materials also includes instructions for requesting a printed copy of the proxy materials. If you share an address with another stockholder and have received only one Notice of Internet Availability of Proxy Materials, you may write or call us at the address and phone number provided above to request a separate copy of these materials at no cost to you. Beneficial owners (as described below) may contact their broker or other nominee to request a separate copy of these materials.
Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?
No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The notice provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?”
Who is entitled to vote at the annual meeting?
Stockholders who owned shares of our common stock at the close of business on March 12, 2012, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, 322,844,987 shares of common stock were issued and outstanding.
Stockholders at the close of business on the record date may examine a list of all stockholders as of the record date for any purpose germane to the annual meeting for ten days preceding the annual meeting at our offices in San Jose, California.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholders of Record. You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent.
Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What happens if I do not give specific voting instructions?” for additional information.

How do I vote and what are the voting deadlines?
Stockholders of Record: If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the annual meeting to be voted at the annual meeting.

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By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on May 7, 2012.

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In person at the Annual Meeting. You may vote your shares in person at the annual meeting. Even if you plan to attend the annual meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owners: If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the annual meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.
How are proxies voted?
If you submit your proxy - whether via the Internet, by telephone, in person or by mail - the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions.
What happens if I do not give specific voting instructions?
Stockholders of Record: If you are a stockholder of record and you do not cast a vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting. If you are a stockholder of record and you submit a proxy but do not provide voting instructions, the shares represented by your proxy will be voted in favor of the director nominees (Proposal 1), and in favor of Proposals 2 through 7. In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named on your voting form to vote the shares they represent as directed by the board of directors. We have not received notice of any other matters that may properly be presented at the annual meeting.
Beneficial Owners of Shares Held in Street Name: If you are a beneficial owner and you do not provide the broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on routine matters, including Proposal 7, but cannot vote on non-routine matters, including Proposals 1, 2, 3, 4, 5 and 6. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on non-routine matters, no votes will be cast on your behalf. This is generally referred to as a “broker non-vote.”
How do I revoke my proxy?
Stockholders of Record: If you are a stockholder of record, you may revoke your proxy at any time prior to the annual meeting by: (1) submitting a later-dated vote, in person at the annual meeting, by Internet, by telephone, or by mail; or (2) delivering instructions to us, care of our Secretary, at the address of our principal executive offices. Any notice of revocation sent to us must include the stockholder's name and must be received prior to the meeting to be effective. Only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Time on May 7, 2012 will be counted. Your attendance at the annual meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the annual meeting.
Beneficial Owners of Shares Held in Street Name: If your shares are held in “street name,” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

How are votes counted and who will count the votes?
Each share of common stock outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. The inspector of elections appointed for the annual meeting will tabulate the votes.
What constitutes a quorum and why is a quorum required?
A quorum, which is a majority of the outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Shares represented by proxies marked with abstentions or represented by “broker non-votes” will be counted as shares that are present for purposes of determining whether a quorum exists.
What is the effect of broker non-votes and abstentions?
Broker non-votes and abstentions are counted for purposes of determining whether or not a quorum is present. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For each of the other proposals, abstentions have the same effect as negative votes. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients) have no effect. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on most items being put to a vote, including the election of directors. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.
What is the vote required for each proposal?

Proposal	Vote Required
Proposal One: To elect the directors named in the proxy statement to serve until the next annual meeting of stockholders.	Majority of the votes cast
Proposal Two: To approve an amendment to the 2005 Equity Incentive Plan to increase by 7,000,000 the number of shares of common stock reserved for issuance under the plan.	Majority of shares outstanding and entitled to vote on the proposal
Proposal Three: To approve a second amendment to the 2005 Equity Incentive Plan regarding non-employee director equity awards.	Majority of shares outstanding and entitled to vote on the proposal
Proposal Four: To approve an amendment to the 1987 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under the plan.	Majority of shares outstanding and entitled to vote on the proposal
Proposal Five: To approve amendments to our Amended and Restated Certificate of Incorporation and Bylaws to allow action by written consent of stockholders.	Majority of shares outstanding and entitled to vote on the proposal
Proposal Six: To approve, on an advisory basis, named executive officer compensation.	Majority of shares outstanding and entitled to vote on the proposal
Proposal Seven: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.	Majority of shares outstanding and entitled to vote on the proposal
Who is paying for the costs of this proxy solicitation?
We will bear the expense of soliciting proxies. We have retained Phoenix Advisory Partners to assist with the solicitation of proxies for a fee of $9,500, plus reimbursement for out-of-pocket expenses. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and other employees, without additional compensation.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2013 annual meeting of stockholders?
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials: In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act, and as provided in Section 2.10 and Section 2.11 of our Bylaws, any stockholder who intends to submit a proposal at our 2013 annual meeting of stockholders and who wishes to have the proposal considered for inclusion in the proxy statement for that meeting must, in addition to complying with Rule 14a-8 under the Exchange Act and all other applicable laws and regulations governing submission of such proposals, deliver the notice of the proposal to us for consideration no earlier than 120 days or more than 180 days prior to the anniversary of the date on which we first mailed our proxy materials for the previous year's annual meeting of stockholders, or not earlier than September [•], 2012 and not later than November [•], 2012. In addition, the notice must set forth the information required by our Bylaws with respect to each proposal. Such proposal should be sent to us, care of our Secretary, at Altera Corporation, 101 Innovation Drive, San Jose, California 95134.
Requirements for Stockholder Proposals and Director Nominations to be Brought Before the 2013 Annual Meeting of Stockholders: Pursuant to Section 2.10 and Section 2.11 of our Bylaws, if a stockholder wishes to present a proposal or director nomination before the 2013 annual meeting of stockholders, but does not wish to have the proposal or nomination considered for inclusion in the proxy statement, the stockholder must give written notice to us at the address noted above. In addition, the notice must set forth the information required by our Bylaws with respect to each such proposal or director nominee and be submitted by February 7. 2013, the date 90 days prior to the anniversary date of the 2012 annual meeting of stockholders.

BOARD AND CORPORATE GOVERNANCE MATTERS
Our board of directors is currently comprised of eight members. Since the last annual meeting of stockholders, the board appointed Elisha W. Finney and Thomas H. Waechter as members of the board, effective September 14, 2011 and January 26, 2012, respectively. Robert J. Finocchio resigned his position as a director effective December 22, 2011.
The nominating and governance committee of the board of directors has nominated the eight current directors for re-election at the annual meeting. Unless otherwise directed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or declines to serve as a director at the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected at the annual meeting will hold office until the next annual meeting or until their successors are elected and qualified.
Directors are elected by a majority of the votes cast at the annual meeting except in the case of a contested election. A contested election occurs when the number of nominees exceeds the number of directors to be elected, in which case directors are elected by a plurality of the votes cast. A majority of votes cast means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. If a director nominee who is serving as a director at the time of the election does not receive a majority of the votes cast, such nominee will tender his/her resignation to the board of directors. The nominating and governance committee will then make a recommendation to the board of directors to either accept or reject the resignation. The board of directors will act on the nominating and governance committee's recommendation and publicly disclose its reasons and decision within ninety days from when the election results are certified. The director who tenders his/her resignation does not participate in the board's decision.
The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Position(s) with Altera	Director Since
John P. Daane	48	Chairman of the Board, President, and Chief Executive Officer	2000
T. Michael Nevens	62	Lead Independent Director	2009
Elisha W. Finney	50	Director	2011
Kevin McGarity	66	Director	2004
Krish A. Prabhu	57	Director	2008
John Shoemaker	69	Director	2007
Thomas H. Waechter	59	Director	2012
Susan Wang	61	Director	2003
There is no family relationship between any of our directors or executive officers.
The nominating and governance committee annually assesses the performance of individual directors and the board as a whole. This assessment includes an evaluation of the skills, relevant business experience and expertise, diversity and ability and willingness of board members to devote the necessary time to board service on an ongoing basis. The assessment is done in the context of what the perceived needs of the board are at that time. The nominating and governance committee is then responsible for nominating candidates for election to the board of directors based on that assessment. Candidates nominated for election to the board are expected to have high personal and professional ethics, integrity and an inquiring and independent mind, along with practical wisdom and mature judgment. Each of the following individuals who have been nominated for election to the board of directors has those characteristics. Additionally, as described below, each candidate has unique skills and experiences that contribute to the board's decision-making processes.
JOHN P. DAANE joined us as President and Chief Executive Officer in November 2000 and was elected as one of our directors in December 2000. He was elected Chairman of the Board in May 2003. Prior to joining us, Mr. Daane spent 15 years at LSI Logic Corporation, a semiconductor manufacturer, most recently as Executive Vice President, Communications Products Group, with responsibility for ASIC technology development and the Computer, Consumer, and Communications divisions. We believe Mr. Daane's qualifications to sit on our board of directors include his extensive knowledge of the company, its products, strategies, and customers, his over 25 years of experience in the semiconductor industry, his strong leadership skills and his broad experience in executive management roles in marketing and engineering within the semiconductor industry.

T. MICHAEL NEVENS has served as one of our directors since November 2009. From 1980 until 2002, Mr. Nevens held various management positions at McKinsey & Company, including managing partner of the Global Technology Practice. He also served on the board of the McKinsey Global Institute, which conducts research on economic and policy issues. Mr. Nevens is currently a Senior Advisor to Permira, an international private equity fund, and he serves as a director of NetApp, Inc. Mr. Nevens previously served as a director of Broadvision, Inc. and Borland Software, Inc. We believe Mr. Nevens' qualifications to sit on our board of directors include his extensive experience as a consultant to many semiconductor and other high technology companies, his understanding of semiconductor industry business models, economics, segments, and competition and his experience as a director of other public and private technology companies.

ELISHA W. FINNEY has served as one of our directors since September 2011. Ms. Finney is currently Executive Vice President, Finance and Chief Financial Officer of Varian Medical Systems, Inc., where she has worked since 1988. Prior to joining Varian Medical Systems, Ms. Finney held management positions at Fox Group and Beatrice Foods, Inc. Ms. Finney also serves as a director of Thoratec Corporation. We believe Ms. Finney's qualifications to sit on our board of directors include her experience as a Chief Financial Officer of a public company, her financial expertise and her familiarity with business development and mergers and acquisitions.
KEVIN MCGARITY has served as one of our directors since March 2004. From 1988 until 1999, he served as Senior Vice President of Worldwide Marketing and Sales for Texas Instruments, Inc., a diversified semiconductor company. In addition, during his career with Texas Instruments, he also had responsibility for Global Semiconductor IT and Quality and spent five years living in Europe in a variety of managerial positions. He currently is a consultant to global companies in the semiconductor industry. Mr. McGarity also serves as a director of Fairchild Semiconductor International, Inc. We believe Mr. McGarity's qualifications to sit on our board of directors include his 40 years of experience in the semiconductor industry as a sales and marketing executive of Texas Instruments and a board member of Fairchild, his knowledge of our sales channels, competitors, and end markets and his international work experience in Europe and Asia.
KRISH A. PRABHU has served as one of our directors since May 2008. Mr. Prabhu is currently President and Chief Executive Officer of AT&T Labs, Inc. From January 2011 to June 2011, Mr. Prabhu served as Interim Chief Executive Officer of Tekelec, Inc. From 2004 to 2008, Mr. Prahbu served as Chief Executive Officer and President of Tellabs, Inc., a global supplier to the telecommunications industry. He served as a Venture Partner with Morgenthaler Venture Partners, a venture capital buyout firm, from November 2001 to 2004. He also held various executive and senior management roles at Alcatel-Lucent, an international telecommunications company, from 1991 to 2001. We believe Mr. Prabhu's qualifications to sit on our board of directors include his experience as a Chief Executive Officer of a communications system company, his extensive knowledge of the communications industry, which is our largest end market, his experience in engineering and as a user of our technology and his international experience.
JOHN SHOEMAKER has served as one of our directors since March 2007. From 1990 to 2004, Mr. Shoemaker held various executive and senior management roles at Sun Microsystems, Inc., a network computing company. Prior to joining Sun Microsystems, Mr. Shoemaker served in a number of senior executive positions with Xerox Corporation. Mr. Shoemaker is currently a director of Extreme Networks, Inc. He previously served as Chairman of the Board of SonicWALL, Inc. We believe Mr. Shoemaker's qualifications to sit on our board of directors include his significant executive management and board experience at public and private companies within some of our end markets, his experience in engineering and as a user of semiconductor technology and his experience in leadership development and succession management.

THOMAS H. WAECHTER has served as one of our directors since January 2012. Mr. Waechter currently is President, Chief Executive Officer and a member of the board of directors of JDS Uniphase Corporation (JDSU). Prior to joining JDSU in 2007, Mr. Waechter held a wide variety of executive positions including Chief Operating Officer at Harris Stratex Networks (now Aviat Networks, Inc.), President and Chief Executive Officer at Stratex Networks, President and Chief Executive Officer at REMEC Corporation and President and Chief Executive Officer of Spectrian Corporation. Additionally, he held a number of global executive-level positions during his 14-year career with Schlumberger Ltd. as well as a senior executive position with Asyst Technologies, Inc. We believe Mr. Waechter's qualifications to sit on our board of directors include his experience as a Chief Executive Officer of a public company, his extensive executive management experience, his knowledge of the semiconductor industry and his experience in mergers and acquisitions.
SUSAN WANG has served as one of our directors since October 2003. In 2002, Ms. Wang retired from her position as Executive Vice President and Chief Financial Officer of Solectron Corporation, a worldwide provider of electronics manufacturing services, where she worked from 1984. She is a certified public accountant. Ms. Wang also serves as a director of Nektar Therapeutics, Cirrus Logic, Inc., and Suntech Power Holdings Co., Ltd. She previously served as a director of Calpine Corporation, Avanex

Corporation, andRAE Systems Inc. We believe Ms. Wang's qualifications to sit on our board of directors include her extensive executive management, board, and audit committee experience at public and private companies within the technology industry, her financial expertise, her knowledge of manufacturing and supply chains, her familiarity with acquisitions and integrations and her international experience.
Corporate Governance
We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our board of directors has adopted corporate governance guidelines to assist it in fulfilling its responsibilities to stockholders and to our employees, customers, suppliers, and local communities in which we operate.
We have a code of business conduct and ethics that applies to our officers, directors, and employees, which is designed to promote compliance with the laws applicable to our business, accounting standards, and proper and ethical business methods and practices. Additionally, the audit committee has adopted a code of ethics for senior financial officers and certain other employees of the finance department. If we make any material amendments to the code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, or grant any waiver from any provision of the code to any such person, we will promptly disclose the nature of the amendment or waiver on our website at www.altera.com.
Our corporate governance guidelines, together with our current committee charters and the two codes described above, are available, free of charge, in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing to us at Investor Relations, Altera Corporation, 101 Innovation Drive, San Jose, California 95134.
Our corporate governance practices are in compliance with the listing requirements of the Nasdaq Global Select Market, or NASDAQ, and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The board of directors has adopted clear corporate governance policies;

•	Seven of the eight directors standing for re-election at the annual meeting are independent of us and our management;

•	The independent directors meet regularly, at least twice a year, without management present;

•	All members of the audit committee, compensation committee and nominating and governance committee are independent directors;

•	The board of directors has elected a Lead Independent Director;

•	The charters of the board committees clearly establish each committee's respective roles and responsibilities;

•	We have a code of business conduct and ethics that applies to all of our officers, directors and employees;

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We have a code of ethics for senior financial officers that applies to our principal executive officer, principal financial officer, all other officers in the finance department, as well as certain other employees of the finance department; and

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We have a hotline available to all employees, and our audit committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls, or auditing matters.

Board Leadership Structure
The board believes it is currently in the best interests of the stockholders to have our Chief Executive Officer, John Daane, also serve as our Chairman of the Board and to have a Lead Independent Director, T. Michael Nevens, who was elected by the independent directors in executive session. The board believes that having our CEO serve as Chairman of the Board and having a Lead Independent Director helps to foster open and timely communication between the board and management, ensures alignment between the board, management, and stockholders, and also provides significant independent oversight and direction to management. The board of directors believes that Mr. Daane is in the best position to provide strategic leadership to the board based on his knowledge of the Company, our industry, our competitors, and our customers. Additionally, the board believes that Mr. Daane has established a culture of accountability and transparency at the company which helps to ensure that management is working in the best interests of stockholders.

The role of the Lead Independent Director is to assist the Chairman of the Board in establishing the strategic direction for board discussions and decision making and to act as a liaison between the Chairman of the Board and the other independent directors.
In particular, the responsibilities of the Lead Independent Director are to:

•	Lead the independent directors in discussions during executive sessions of the independent directors;

•	Discuss with the Chairman of the Board, the full board and/or members of management any issues or concerns raised by the other independent directors;

•	Approve, together with the Chairman of the Board, the agendas for board meetings;

•	As he or she deems appropriate, provide input regarding the content of board presentation materials to the Chairman of the Board and the Secretary to the Board;

•	Recommend to the board the retention of consultants who report directly to the full board;

•	Call special meetings of the board of directors and of the stockholders as specified in the company's Bylaws;

•	Perform the duties of the Chairman of the Board in the Chairman's absence; and

•	Perform such other duties as the board may from time to time delegate to the Lead Independent Director.
Board Oversight of Risk
One of the board's primary responsibilities, which it may execute through one or more of its committees, is to monitor the material risks facing the company and evaluate management's plans for dealing with such risks. While the board has risk oversight responsibility, management is responsible for assessing and managing material risk exposures.
The board of directors provides risk oversight by: (1) discussing and developing a shared understanding with management of the company's philosophy of risk management and appetite for risk; (2) understanding and assessing the company's risk management processes; (3) understanding the company's strategic goals and objectives and assessing how they may be affected by material risk exposures; and (4) receiving regular reports from management on various types of risks and management's processes for managing such risks.
In general, the board of directors directly oversees strategic risks such as those relating to competitive dynamics, end market trends and developments, and changes in macroeconomic conditions. The board also provides risk oversight relating to various operational risks such as risks relating to product development, marketing, sales, and supply chain management. The board has delegated oversight of certain categories of risk to various committees. This delegation is documented in the committees' charters. In particular, the audit committee has risk oversight responsibility relating to financial reporting risk, legal compliance risk, risks relating to treasury operations, tax compliance risk and risks relating to the security and back up of information systems. The compensation committee has risk oversight responsibility relating to the design and operation of compensation programs, policies and practices. The nominating and governance committee has risk oversight responsibility relating to the adequacy of succession planning for the CEO and other executive officers, as well as for corporate governance risk. The board's role in risk oversight has not had any effect on the board's leadership structure.
Director Diversity
The board does not have a formal policy requiring the nominating and governance committee to consider the diversity of directors in its nomination process. However, the nominating and governance committee seeks to have a slate of candidates for election that represents a diverse set of views, experiences, and backgrounds. Additionally, the nominating and governance committee considers as one factor in its selection of directors the diversity of the board as it relates to race, gender, age and national origin.
Director Independence
In accordance with current NASDAQ listing standards, the board of directors, on an annual basis, affirmatively determines the independence of each director and nominee for election as a director, including all elements of independence set forth in the NASDAQ listing standards. The director independence standards are set forth in our corporate governance guidelines, which are available, free of charge, in the “Corporate Governance” section of our website at www.altera.com.

It is the policy of the board of directors that a significant majority of the directors be independent. A director is independent if he/she has no material relationship with us or our affiliates (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us or our affiliates) and meets the standards for independence as defined by applicable law and the rules of NASDAQ. Such relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
More specifically, a director is not considered independent if:

•	he/she is currently employed, or has been employed within the past three years, by us or any of our affiliates;

•
the director (or his/her immediate family member as defined by NASDAQ) accepted compensation from us or any of our affiliates in excess of $120,000 during any twelve month period within the past three years (other than compensation for board service, retirement plan benefits, or non-discretionary compensation, or compensation paid to a family member who is an employee (other than an executive officer));

•	the director has an immediate family member who is, or has been in the past three years, employed by us or any of our affiliates as an executive officer;

•
the director (or his/her immediate family member) is or has been a partner, controlling stockholder or an executive officer of any business to which we made, or from which we received, payments (other than those which arise solely from investments in our securities) that exceed five percent of such entity's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

•	the director (or his/her immediate family member) is or has been employed as an executive officer of another entity where any of our executive officers serve on that entity's compensation committee;

•
he/she (or his/her immediate family member) is a current partner of our independent registered public accounting firm, PricewaterhouseCoopers LLP, or either the director (or an immediate family member) has been a partner or employee of PricewaterhouseCoopers in the past three years and worked on our audit during that time; or

•	the director participated in the preparation of our (or any of our current subsidiaries') financial statements at any time during the past three fiscal years.
The determination of director independence is made during the annual review process; the board considers relationships that the board members (and those of their immediate family members) have with us and our affiliates and other potential conflicts of interest. Based on the most recent review, there were no transactions, arrangements or relationships between us (or our affiliates) and any board member that would impair the independence of any board member.
Currently, seven of the eight directors nominated for re-election meet the standards for independence as defined by NASDAQ, with John P. Daane, our Chairman of the Board, President and CEO, being the only director who is not independent.
Board of Directors and Committees
Board Meetings
During 2011, the board of directors held seven meetings. Each director attended at least seventy-five percent of the aggregate number of meetings of the board of directors and meetings held by all committees of the board on which such director served. Our independent directors hold executive sessions without management present at most meetings of the board of directors. We expect each of our directors to attend the annual meeting every year, unless extenuating circumstances prevent their attendance. All of our then-current directors attended last year's annual meeting.
Stockholder Communications with Board of Directors
Stockholders wishing to communicate with a board member, or the full board, may send a written communication to us, care of the Secretary of the company, at the address of our principal executive offices. Our Secretary will forward the communication to the board or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or harassing, in which case our Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Committee Membership
Below is a summary of our committee structure and membership information as of March [•], 2012, the date this proxy statement is made available.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
John P. Daane	-	-	-
Elisha W. Finney	Member	-	-
Kevin McGarity	-	Member	Chair
T. Michael Nevens	Member	-	-
Krish A. Prabhu	-	Member	-
John Shoemaker	-	Chair	Member
Thomas H. Waechter	-	Member	-
Susan Wang	Chair	-	-
Audit Committee
Each of the current members of the audit committee is: (1) “independent” as that term is defined in Section 10A of the Securities and Exchange Act of 1934, as amended, or the Exchange Act; (2) “independent” as defined by current NASDAQ listing requirements; and (3) financially literate and has the requisite financial sophistication as required by NASDAQ rules applicable to issuers listed on NASDAQ. In addition, the board of directors has determined that Susan Wang (Chair) and Elisha W. Finney each meet the criteria of an “audit committee financial expert” within the meaning of the SEC's regulations. The audit committee held eight meetings during 2011.
The duties of the audit committee are to oversee: (1) the integrity of reported financial results; (2) the quality and adequacy of disclosures; (3) the soundness and effectiveness of our accounting policies and internal control over financial reporting; (4) our compliance with significant applicable financial, legal, and ethical requirements; (5) the independence and performance of our independent registered public accounting firm (“external auditor”) and internal auditors; and (6) communications among the external auditor, internal auditors, financial and senior management, and the board of directors. The audit committee has ultimate authority and responsibility to select, approve the compensation of, evaluate and, when appropriate, replace our external auditor. The audit committee also has the sole authority to hire and review the performance of our Director of Internal Audit and to review and approve the scope of internal audit plans. The audit committee has established procedures for: (a) the receipt, retention, and treatment of complaints received by us regarding accounting, internal controls or auditing matters; and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
Compensation Committee
Each of the current members of the compensation committee is “independent” as defined by current NASDAQ listing requirements. The compensation committee held five meetings during 2011.
The duties of the compensation committee are to: (1) lead the independent members of the board of directors in a discussion and evaluation of the performance of the CEO on at least an annual basis; (2) evaluate and establish the compensation of the CEO and other executive officers; and (3) evaluate and make recommendations to the board of directors regarding the compensation of directors. In addition, the compensation committee has the sole authority to engage outside advisers to assist in its work, such as compensation consultants.
In 2011, the compensation committee directly engaged Compensia, Inc. as its outside compensation consultant to provide independent advice on executive compensation matters.
Compensation Committee Interlocks and Insider Participation
At no time has John Shoemaker (Chair), Kevin McGarity, Krish A. Prabhu or Thomas H. Waechter been an officer or employee of the company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Nominating and Governance Committee
Each of the current members of the nominating and governance committee is “independent” as defined by current NASDAQ listing requirements. The nominating and governance committee held three meetings in 2011.
The duties of the nominating and governance committee are to: (1) identify individuals qualified to become board members and to nominate directors for election; (2) lead the board in its annual review of the performance, size, and membership of the board and its committees; (3) nominate for election by the board the members of each board committee, including the chair of each committee; (4) lead the board of directors in a regular review of succession plans for members of executive management and ensure that the board has in place a succession plan for the CEO; and (5) review and make recommendations to the board concerning corporate governance matters. As part of its annual performance review process, the nominating and governance committee seeks input from each board member regarding the performance of individual directors, each committee, and the board as a whole. The committee reports this information to the board and also takes into account the results of this annual performance review in its decisions regarding director nominations.

Director Compensation
We pay our non-employee directors an annual retainer for board and committee service. The annual retainers are targeted so that total cash compensation approximates the 50th percentile of the peer companies listed in the "Compensation Discussion and Analysis -- Process" section on page 21. The payment schedule applicable to board and committee service is described more fully in the chart below. Consistent with past practice, the retainer payments in fiscal 2011 were made on the date of that year's annual meeting of stockholders and were pro-rated if a director's service began subsequent to the date of the annual meeting. Beginning in fiscal 2012, we will make retainer payments to non-employee directors in two semi-annual payments.

Annual Retainer
Board Membership	$50,000
Audit Committee	$20,000	Chair
	$12,000	Member
Compensation Committee	$15,000	Chair
	$10,000	Member
Nominating and Governance Committee	$10,000	Chair
	$6,000	Member
Lead Independent Director	$20,000
Other Director Benefits
Equity Compensation		Described in further detail below

Pursuant to our 2005 Equity Incentive Plan, which we refer to as the 2005 Plan, at the discretion of the compensation committee, when a non-employee director joins the board, he/she may be granted either: (i) up to a maximum number of restricted stock units, which we refer to as RSUs, and/or a restricted stock grant having an aggregate fair market value (i.e., the closing price of our common stock on the date of grant, as reported on NASDAQ) equal to $300,000, or (ii) up to a maximum aggregate number of 40,000 stock option shares and/or stock appreciation rights, which we refer to as SARs.
Following the date of each annual stockholders meeting, each non-employee director who is re-elected may be granted, at the discretion of the compensation committee, either: (i) up to a maximum number of RSUs and/or a restricted stock grant having an aggregate fair market value equal to $150,000, as measured on the date of grant, or (ii) up to a maximum aggregate number of 20,000 stock option shares and/or SARs.
RSUs and restricted stock grants vest and are exercisable as determined by the compensation committee, provided that RSUs and restricted stock vest over a minimum of three years as measured from the date of grant. The term of any stock option and/or SAR grant is ten years. The exercise price of any stock option and/or SAR grant is equal to the fair market value of our stock on the grant date. Non-employee directors are also eligible to receive other types of awards under the 2005 Plan (including bonus stock), but such awards are discretionary and are not automatic.

In February 2008, the board adopted stock ownership guidelines that provide that each director should own, within five years of the institution of the requirement, 5,500 shares of our common stock. The guidelines provide that an individual may request that the compensation committee suspend the ownership guidelines based on personal hardship.

The following table summarizes the total compensation received by each of our directors in 2011. Our directors do not receive fringe or other benefits.

Name (1)	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Elisha W. Finney (3)	41,333	—	454,312	—	—	495,645
Robert J. Finocchio, Jr. (4)	99,500	148,457	—	—	—	247,957
Kevin McGarity	60,000	148,457	—	—	—	208,457
T. Michael Nevens	62,000	148,457	—	—	—	210,457
Krish A. Prabhu	60,000	148,457	—	—	—	208,457
John Shoemaker (5)	72,000	148,457	—	—	—	220,457
Thomas H. Waechter (6)	—	—	—	—	—	—
Susan Wang	70,000	148,457	—	—	—	218,457

(1) Mr. Daane, our Chairman of the Board, President and CEO, does not receive any compensation for his service as a member of the board of directors.
(2) The amounts in columns (c) and (d) reflect the aggregate grant date fair value of RSU and stock option awards, respectively, granted to non-employee directors during 2011. These amounts reflect the value determined by the company in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, for accounting purposes, and do not reflect whether the recipient has actually realized a financial benefit from the award. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on valuation assumptions, see Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3) Ms. Finney was appointed to the board of directors effective September 14, 2011.
(4) Mr. Finocchio resigned his position as a director effective December 22, 2011. The compensation committee increased the annual retainer for our Lead Independent Director from $5,000 to $20,000 effective November 1, 2010. As a result, Mr. Finocchio received a pro-rated payment of $7,500 for the six-month period after the increase took effect and prior to the 2011 annual meeting of stockholders.

(5) The compensation committee increased the annual retainer for the chairman of our compensation committee from $13,000 to $15,000 effective November 1, 2010. As a result, Mr. Shoemaker received a pro-rated payment of $1,000 for the six-month period after the increase took effect and prior to the 2011 annual meeting of stockholders.

(6) Mr. Waechter was appointed to the board of directors on January 26, 2012, after the end of the fiscal year. As a result, Mr. Waechter did not receive any compensation from the company in fiscal year 2011. In connection with his election to the board on January 26, 2012, Mr. Waechter received a stock option grant of 40,000 shares, which are scheduled to vest 25% annually over a four-year period.

The following table sets forth information with respect to stock option grants and RSU awards made during 2011 to our directors. The vesting schedule and grant term is described in further detail in the “Director Compensation” section on page 12.

Name	Grant Date	Restricted Stock Unit Awards: Number of Shares of Stock or Units (#) (2)	Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)
Elisha W. Finney (1)	9/14/2011	—	40,000	37.43	454,312
Robert J. Finocchio, Jr. (1)	5/10/2011	3,111	—	—	148,457
Kevin McGarity	5/10/2011	3,111	—	—	148,457
T. Michael Nevens	5/10/2011	3,111	—	—	148,457
Krish A. Prabhu	5/10/2011	3,111	—	—	148,457
John Shoemaker	5/10/2011	3,111	—	—	148,457
Thomas H. Waechter (1)	—	—	—	—	—
Susan Wang	5/10/2011	3,111	—	—	148,457

(1) Ms. Finney and Mr. Waechter were appointed to the board of directors effective September 14, 2011 and January 26, 2012, respectively. Mr. Finocchio resigned his position as a director effective December 22, 2011.

(2) Represents the number of RSUs awarded to each director pursuant to our 2005 Plan.

(3) Represents the number of non-statutory stock options granted under our 2005 Plan.

(4) The exercise price for the stock option grant shown here is the fair market value (i.e., the closing price) of our common stock on the date of grant, as reported on NASDAQ.

(5) Represents the aggregate grant date fair value of each stock option grant and/or RSU award, as applicable, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on valuation assumptions, see Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of 2011.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i) (2)	(j)	(k)
Elisha W. Finney (1)	9/14/2011	—	40,000	—	37.43	9/14/2021	—	—	—	—
Robert J. Finocchio, Jr. (1)	4/30/2002	3,333	—	—	20.56	4/30/2012	—	—	—	—
	5/6/2003	10,000	—	—	17.24	5/6/2013	—	—	—	—
	5/11/2004	10,000	—	—	22.03	5/11/2014	—	—	—	—
	5/10/2005	10,000	—	—	20.73	5/10/2015	—	—	—	—
	5/9/2006	10,000	—	—	21.07	5/9/2016	—	—	—	—
	5/8/2007	10,000	—	—	23.52	5/8/2017	—	—	—	—
Kevin McGarity	3/9/2004	40,000	—	—	21.20	3/9/2014	—	—	—	—
	5/11/2004	1,667	—	—	22.03	5/11/2014	—	—	—	—
	5/10/2005	10,000	—	—	20.73	5/10/2015	—	—	—	—
	5/9/2006	10,000	—	—	21.07	5/9/2016	—	—	—	—
	5/8/2007	10,000	—	—	23.52	5/8/2017	—	—	—	—
	5/12/2009	—	—	—	—	—	1,666	61,809	—	—
	5/6/2010	—	—	—	—	—	3,333	123,654	—	—
	5/10/2011	—	—	—	—	—	3,111	115,418	—	—
T. Michael Nevens	11/10/2009	20,833	19,167	—	20.47	11/10/2019	—	—	—	—
	5/6/2010	—	—	—	—	—	3,333	123,654	—	—
	5/10/2011	—	—	—	—	—	3,111	115,418	—	—
Krish A. Prabhu	5/13/2008	35,833	4,167	—	22.78	5/13/2018	—	—	—	—
	5/12/2009	—	—	—	—	—	1,666	61,809	—	—
	5/6/2010	—	—	—	—	—	3,333	123,654	—	—
	5/10/2011	—	—	—	—	—	3,111	115,418	—	—
John Shoemaker	3/19/2007	40,000	—	—	20.64	3/19/2017	—	—	—	—
	5/8/2007	1,667	—	—	23.52	5/8/2017	—	—	—	—
	5/12/2009	—	—	—	—	—	1,666	61,809	—	—
	5/6/2010	—	—	—	—	—	3,333	123,654	—	—
	5/10/2011	—	—	—	—	—	3,111	115,418	—	—
Thomas H. Waechter (1)	—	—	—	—	—	—	—	—	—	—
Susan Wang	10/7/2003	30,000	—	—	19.00	10/7/2013	—	—	—	—
	5/11/2004	5,833	—	—	22.03	5/11/2014	—	—	—	—
	5/10/2005	10,000	—	—	20.73	5/10/2015	—	—	—	—
	5/9/2006	10,000	—	—	21.07	5/9/2016	—	—	—	—
	5/8/2007	10,000	—	—	23.52	5/8/2017	—	—	—	—
	5/12/2009	—	—	—	—	—	1,666	61,809	—	—
	5/6/2010	—	—	—	—	—	3,333	123,654	—	—
	5/10/2011	—	—	—	—	—	3,111	115,418	—	—

 (1) Ms. Finney and Mr. Waechter were elected to the board of directors effective September 14, 2011 and January 26, 2012, respectively. Mr. Finocchio resigned his position as a director effective December 22, 2011.

(2) Amounts reflecting market value of RSUs are based on the price of $37.10 per share, which was the closing price of our common stock as reported on NASDAQ on December 30, 2011.

Nominating and Governance Committee Report
The nominating and governance committee operates under a written charter adopted by our board of directors. The charter is available in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing us at Investor Relations, Altera Corporation, 101 Innovation Drive, San Jose, California 95134.
    Nomination of Directors
The nominating and governance committee nominates candidates for election to the board based on an evaluation of the candidate's decision-making ability, business experience and expertise, technological background, personal integrity, reputation, ability and willingness to devote the necessary time to board service on an ongoing basis, and independence as defined by NASDAQ listing standards. The nominating and governance committee also seeks to have a slate of candidates for election that represents a diverse set of views, experiences and backgrounds. Additionally, the nominating and governance committee considers as one factor in its selection of directors the diversity of the board as it relates to race, gender and national origin. The nominating and governance committee also reviews the activities and associations of potential candidates to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent a potential candidate from fulfilling the duties of a director. When the nominating and governance committee considers nominating current members of the board of directors for re-election, it reviews each member's contributions to the board, knowledge of the company and issues presented to the board, and preparation for and participation in meetings. This review is part of the board evaluation process discussed on page 12.
The nominating and governance committee has retained Russell Reynolds Associates, Inc. since August 2006 to assist in identifying and evaluating potential director candidates.
The nominating and governance committee will consider prospective nominees proposed by stockholders based on the same criteria it uses for all director candidates. Any stockholder who wants to recommend a prospective nominee should submit the following information to the nominating and governance committee, care of our Secretary, at the address of our principal executive offices, within the timeframe described above in the section of these materials entitled "Questions and Answers About the Annual Meeting and These Proxy Materials":

•	Biographical information about the candidate and a statement about his/her qualifications;

•
Any other information required to be disclosed about the candidate under SEC proxy rules (including the candidate's written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

•	The names and addresses of the stockholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each and the length of ownership; and

•	Any affiliation between the candidate and the stockholder(s) recommending the candidate.
Greater detail about the submission process for stockholder proposals is set forth in our Bylaws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.
We have not received a qualifying director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

T. Michael Nevens, Chair
John Shoemaker, Member
NOMINATING AND GOVERNANCE COMMITTEE

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the shares of our common stock beneficially owned by: (1) persons known by us to beneficially own greater than five percent of our outstanding stock; (2) each individual who served as one of our directors during 2011; (3) our CEO, our CFO and our three other most highly compensated executive officers; and (4) all of our directors and executive officers as a group as of the record date. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of the record date.

	Shares of Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (2)
Greater Than Five-Percent Stockholders:
BlackRock, Inc. (4)	19,841,638	6.15%
FMR LLC (5)	17,262,631	5.35%
PRIMECAP Management Company (6)	19,365,700	6.00%
Wellington Management Company, LLP (3)	25,873,215	8.02%
Directors and Executive Officers:
Danny K. Biran (8)	16,947	*
John P. Daane (9)	1,059,682	*
Elisha W. Finney	—	*
William Y. Hata (10)	315,891	*
Kevin McGarity (11)	71,668	*
T. Michael Nevens (12)	26,667	*
Ronald J. Pasek (13)	46,281	*
Jordan S. Plofsky (14)	80,703	*
Krish A. Prabhu (15)	44,168	*
John Shoemaker (16)	51,668	*
Thomas H. Waechter	—	*
Susan Wang (17)	75,834	*
All current directors and executive officers as a group (15 persons) (18)
______________	1,822,623	*
* Less than 1%

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated in a corresponding footnote, the business address of each beneficial owner is 101 Innovation Drive, San Jose, California 95134.

(2) All percentages are calculated based on 322,844,987 shares of common stock outstanding as of the record date, together with applicable stock options and RSUs for each stockholder. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Shares of common stock subject to stock options currently exercisable and RSUs that vest within sixty days after the record date, as well as RSUs that are subject to further vesting requirements, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person.

(3) Based on a filing with the SEC on February 14, 2012, indicating beneficial ownership as of December 31, 2011. Wellington Management Company, LLP serves as an investment advisor with power to direct investments and/or sole power to vote securities owned by various individual and institutional investors. The address for Wellington is 280 Congress Street, Boston, MA 02210.

(4) Based on a filing with the SEC on January 20, 2012, indicating beneficial ownership as of December 31, 2011. BlackRock, Inc. beneficially owns these shares as a result of being the parent holding company or control person of BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Fund Managers (Isle of Man) Limited, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Pensions Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited and BlackRock Investment Management (UK) Limited. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(5) Based on a filing with the SEC on February 13, 2012, indicating beneficial ownership as of December 31, 2011. FMR LLC beneficially owns these shares as a result of being the parent holding company of Fidelity Management & Research Company, an investment adviser to various registered investment companies. The address for FMR is 82 Devonshire Street, Boston, MA 02109.

(6) Based on a filing with the SEC on February 9, 2012, indicating beneficial ownership as of December 31, 2011. PRIMECAP Management Company serves as an investment advisor with power to direct investments and/or sole power to vote securities owned by various individual and institutional investors. The address for PRIMECAP is 225 South Lake Ave., #400, Pasadena, CA 91101.

(7) Based on a filing with the SEC on February 6, 2012, indicating beneficial ownership as of December 31, 2011. The Vanguard Group, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote securities owned by various individual and institutional investors, including Vanguard Fiduciary Trust Company, its wholly-owned subsidiary. The address for Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(8) Includes 7,625 shares that Mr. Biran has the right to acquire within 60 days of the record date through exercise of options.

(9) Includes (i) 532,500 shares that Mr. Daane has a right to acquire within 60 days of the record date through exercise of options and/or vesting of RSUs, and (ii) 270,000 shares held indirectly by Mr. Daane through a trust.

(10) Includes 224,000 shares that Mr. Hata has the right to acquire within 60 days of the record date through exercise of options.

(11) Includes 61,667 shares that Mr. McGarity has the right to acquire within 60 days of the record date through exercise of options.

(12) Includes 25,000 shares that Mr. Nevens has the right to acquire within 60 days of the record date through exercise of options.

(13) Includes 27,938 shares that Mr. Pasek has the right to acquire within 60 days of the record date through exercise of options.

(14) Includes 14,875 shares that Mr. Plofsky has the right to acquire within 60 days of the record date through exercise of options.

(15) Includes 39,167 shares that Mr. Prabhu has the right to acquire within 60 days of the record date through exercise of options.

(16) Includes 41,667 shares that Mr. Shoemaker has the right to acquire within 60 days of the record date through exercise of options.

(17) Includes 65,833 shares that Ms. Wang has the right to acquire within 60 days of the record date through exercise of options.

(18) Includes shares in the aggregate that our executive officers and directors have the right to acquire within 60 days of the record date through exercise of stock options and/or vesting of RSUs.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes the compensation programs for our CEO and CFO in fiscal year 2011, as well as each of our three most highly compensated executive officers employed at the end of fiscal year 2011, all of whom we refer to collectively as our named executive officers or NEOs. Our named executive officers for fiscal year 2011 are:

•	Chairman of the Board and CEO, John P. Daane;

•	Senior Vice President, Finance and Chief Financial Officer, Ronald J. Pasek;

•	Senior Vice President, Strategy, Danny K. Biran;

•	Senior Vice President, Worldwide Operations and Engineering, William Y. Hata; and

•	Senior Vice President and General Manager, Altera Penang, Jordan S. Plofsky.
Executive Summary
Our compensation programs are intended to align our named executive officers' interests with those of our stockholders by rewarding performance that meets or exceeds the goals established by the compensation committee. These goals are established with the objective of increasing stockholder value. Our named executive officers' total compensation is comprised of a mix of base salary, annual incentive compensation, and long-term equity incentive awards. In line with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against annual performance goals. Additionally, because a large percentage of our named executive officers' pay is comprised of equity compensation, their pay increases with increases in our stock price.
Despite a challenging macroeconomic environment, we delivered strong financial results for fiscal year 2011. The company's revenues grew to $2.1 billion, an increase of 6% over the prior year. Net income was $771 million in 2011.The company's strong earnings and operational performance helped drive a cash and investment balance of $3.5 billion at the end of 2011, an increase of $0.7 billion over the prior year-end. Further, in 2011, cash flow from operations was $960 million, an increase of 12% from 2010. The company's total shareholder return over the prior 1-, 3-, and 5-year periods was 5%, 128%, and 97%, respectively.

Our fiscal year 2011 corporate performance, as well as our longer term financial performance as measured by total shareholder return, was a crucial factor in some of the compensation outcomes for fiscal year 2011:

•	Operating margin is one of two key metrics for annual incentive awards under our Executive Bonus Plan. Performance with respect to this metric was above the maximum payout potential.

•
Revenue growth is the second key metric for annual incentive awards. While performance with respect to this metric was below target, it was substantially above the minimum percentage required for a payout.

•
Long-term incentives make up a significant portion of each of the NEOs compensation and the value of their equity awards is directly linked to the performance of our stock. Because our stock price has increased substantially over the prior 1-, 3- and 5-year periods, the value of equity grants to our executives increased substantially over that period.

Our longer term financial performance was also a factor in the value of the compensation received by our CEO, John Daane, in 2011. In recognition of Mr. Daane's contributions over his prior ten years at the company and to incentivize his retention and future performance, our compensation committee decided to make a special retention grant to Mr. Daane in February 2011 of 402,000 RSUs and 360,000 stock options, in addition to 98,000 RSUs and 140,000 stock options that he received as part of his 2010 performance evaluation. The special retention grants were awarded based on the compensation committee's belief that Mr. Daane's contributions to the company are a significant factor in the increase in shareholder return over the past several years and that retaining Mr. Daane is in line with our stockholders' long-term interests. Each of Mr. Daane's grants vests in four equal annual installments over a four-year period and are conditioned on Mr. Daane's continued employment with the company. While these grants resulted in Mr. Daane's 2011 total compensation compensation being above the 75th percentile of his peers, they were made in recognition of the fact that under his leadership, the company's financial performance far exceeded the 75th percentile for both the 1- and 3-year periods prior to the grants with respect to several financial metrics, including revenue growth, net margin, operating margin, growth in market capitalization and total shareholder return.

Our compensation programs build upon our solid existing compensation governance framework and strong pay for performance practices, which are exemplified by:

•
A “no-hedging” policy in our insider trading policy that prohibits our directors, named executive officers, and other executive officers from hedging the economic interest in the Altera shares they hold.

•	The absence of perquisites and tax gross-ups, except for potential gross-ups related to relocation expenses.

•	Our review of the external marketplace and succession planning in making compensation determinations.

•	The compensation committee's engagement of its own independent consultant that does not provide any services to management and has no prior relationship with any of our NEOs.

•	The absence of any NEO employment, severance or change-in-control agreements.

•	Stock ownership guidelines for our CEO and CFO.

Advisory Vote on Executive Compensation

At the 2011 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal, and, given the significant level of stockholder support, we have not made any changes to our executive compensation policies or decisions as a result of the vote. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Accordingly, our board recommends that you vote “FOR” Proposal 6 at the annual meeting. For more information, see “Proposal 6 - Advisory Vote on Executive Compensation” in this proxy statement.
Compensation Philosophy and Objectives
The compensation committee is responsible for establishing all elements of our executive pay plans in consultation with the board of directors and its outside compensation consultant. Our compensation philosophy recognizes that we are in a highly competitive global industry that competes worldwide for the best talent. Continuing to develop and bring to market the products that drive our financial performance requires that we attract, motivate, and retain the best people possible on a worldwide basis. The compensation committee also seeks to establish compensation plans that drive shareholder value and that do not encourage excessive risk-taking. Consequently, when reviewing executive compensation programs each year, the compensation committee seeks to incentivize achievement of both short-term and long-term performance goals, such as achieving annual financial targets in the former case, and achieving stock price appreciation in the latter case. Due to the highly cyclical nature of the semiconductor industry, this may lead to years where financial results drive lower bonus and equity compensation, despite excellent individual performance. Conversely, in years of rapid growth combined with high individual and company performance, the bonus and equity results may be higher. The compensation committee strives to balance the company's short-term financial and operational results with the longer-term strategic decisions needed to maintain the company's growth and achieve long-term goals.
The primary objectives of Altera's executive compensation program are to:

•	attract, motivate, and retain highly qualified executives;

•
align management and stockholder interests by tying a substantial percentage of executives' compensation, in the form of cash and long-term equity incentives, to the financial performance of the company (i.e., “pay for performance”);

•	reward superior performance by basing decisions regarding cash incentive compensation on the overall performance of executives, including performance against individual and group goals; and

•	compensate executives at levels competitive with peer companies.
In general, the types of compensation and benefits provided to our named executive officers are equivalent to those provided to most other employees, and include salary, cash bonuses, equity compensation, and other benefits. The amount and mix of compensation differs, however, depending on an employee's position, level of responsibility, experience, and performance.
The compensation committee is responsible for implementing our executive compensation program. The committee does not have a pre-established policy or target for allocating between either cash and equity or short-term and long-term incentive compensation, nor do its decisions regarding one component of compensation necessarily influence decisions regarding other components. However, as an executive's level of responsibility increases, the percentage of total compensation represented by variable incentive compensation increases; the CEO's percentage is the highest. Additionally, while the compensation committee considers internal equity in setting compensation, the company did not have formal internal equity guidelines applicable to 2011. The majority of executives' total compensation historically has been provided in the form of long-term equity incentives because the compensation committee believes that this is the most effective way to align executives' interests with those of our stockholders.
Process
On an annual basis, the compensation committee: (1) leads the independent members of the board of directors in a discussion and evaluation of the performance of the CEO; (2) evaluates and establishes the compensation of the CEO based on the CEO's self-assessment and the independent directors' assessment of the CEO's performance; and (3) evaluates and establishes the compensation of each executive officer based on his or her self-assessment, the recommendation of the CEO and the committee's own assessment of the performance of each executive officer. The compensation committee makes compensation decisions for the other executive officers in the same way and using similar factors as with respect to the CEO.
Compensation decisions related to our annual performance review process are made based in part on an evaluation of the executive's contributions and performance, including achievement of individual and group goals that are established by each executive officer and reviewed with the board of directors prior to the start of the fiscal year. At the end of the year, each executive officer prepares a self-assessment of his or her performance against goals and on other accomplishments, which is presented to the board of directors. Additionally, the CEO provides input to the compensation committee on the performance of each executive officer.

In establishing and changing compensation paid to our executive officers, the compensation committee compares each element of compensation (salary, bonus, and equity) paid to each executive officer to the compensation paid to executives in similar positions at the peer companies listed below. This comparison is based on data from the Radford Global Technology Survey and the Radford Global Sales Survey, which we refer to collectively as the Radford Survey, and, where available, reported proxy data. The compensation committee may also take into account Radford Survey data for a larger list of companies and other competitive compensation information provided by the committee's compensation consultant. For 2011 compensation changes, the compensation committee also considered Radford Survey data for high technology companies with revenues between $1 billion and $3 billion.

In making recommendations to the compensation committee regarding the compensation of other executive officers, the CEO takes into account the peer company benchmarking data discussed in the previous paragraph together with his evaluation of the individual and relative performance of executive officers, the individual's scope of responsibility at and contributions to the company, the individual's succession potential, the executive officer's experience and the similarity or dissimilarity of responsibilities between the company's executive officer and peer company executives. The CEO's recommendations are reviewed and considered by the compensation committee in making its final decisions regarding executive compensation.

The committee believes that it must maintain flexibility and judgment in making compensation decisions in light of the inherent limitations of competitive compensation data, in order to retain the best talent, and to reward superior performance. While the compensation committee generally targets total cash compensation to fall between the 50th and 75th percentile of the total cash compensation paid to executives at peer companies, actual total cash compensation paid may be above or below the targeted range due to a number of factors, including but not limited to: company and individual performance, differences in responsibilities between executives at peer companies, executives' experience and tenure with the company, an executive's performance and contributions relative to other executives at the company, and succession planning concerns. The compensation committee generally targets equity compensation to fall between the 50th and 75th percentile of the equity compensation paid to executives at peer companies, but the value of equity compensation grants to particular executives may be above or below the targeted range due to the factors listed above with regards to total cash compensation, as well as the following additional factors: perceived limitations in the compensation survey data as it relates to equity compensation; the executive's potential future contributions to the company, the executive's expected tenure, and the retention value, or holding power, of existing equity compensation grants.
The companies that comprised our peer group for 2011 compensation decisions are:

•	Analog Devices, Inc.

•	Atmel Corporation

•	Autodesk, Inc.

•	Brocade Communications Systems

•	Cadence Design Systems, Inc.

•	Fairchild Semiconductor International, Inc.

•	KLA-Tencor Corporation

•	Lam Research Corporation

•	Linear Technology Group Ltd.

•	LSI Corporation

•	Marvell Technology Group Ltd.

•	Maxim Integrated Products, Inc.

•	Memc Electronic Materials, Inc.

•	Microchip Technology, Inc.

•	National Semiconductor Corporation

•	Novellus Systems, Inc.

•	Nvidia Corporation

•	On Semiconductor Corporation

•	Spansion, Inc.

•	Synopsys, Inc.

•	Teradyne, Inc

•	Xilinx, Inc.
The compensation committee reviews the composition of the peer group annually to ensure that the companies remain relevant for comparative purposes. The following criteria were used to develop the peer group for 2011 compensation decisions: each company must be an independent public corporation, headquartered in the U.S., within the semiconductor industry with revenues between $1 billion and $5 billion, or a business related to the semiconductor industry with revenues between $1 billion and $3 billion.
In 2011, the compensation committee directly engaged Compensia, Inc. as its outside compensation consultant to provide independent advice on executive compensation matters. Compensia provided insight into a wide range of external market factors, including: (1) current compensation trends; (2) market survey data and peer group practices; and (3) general observations on our executive compensation program, including program design alternatives.
Components of Compensation
Our compensation program for executive officers, including named executive officers, consists of three elements: base salary, annual cash bonus and long-term equity incentive compensation, which are summarized in the table below.

Compensation element	Key features	Purpose
Base salary	Fixed cash compensation that is based on scope of responsibilities, performance, experience, and competitive pay practices	Provides a fixed, baseline level of compensation
Cash incentive compensation	Cash payment tied to company and individual performance during the fiscal year. Includes any discretionary cash bonus in addition to annual cash incentive compensation
Rewards Altera's achieving or exceeding annual performance objectives and individual contributions to the company's performance; discretionary bonuses in addition to annual cash incentive compensation reward exceptional contributions to the company's success and provide competitive compensation to attract and retain highly qualified executives

Long-term equity compensation	Equity compensation in the form of stock options and/or RSUs.	Attracts, retains, and motivates executives to build stockholder value over the life of the stock options and RSUs and provides retention value over the vesting term of the stock options and RSUs

Overview of 2011 Bonus Plan
In February 2011, the compensation committee adopted a bonus plan applicable to 2011, which we refer to as the 2011 Bonus Plan. The purpose of the 2011 Bonus Plan is to promote the interests of the company and its stockholders by providing key employees with financial rewards upon achievement of specified business objectives, as well as to help the company attract and retain key employees by providing compensation opportunities linked to performance results.

All of our executive officers were eligible to participate in the 2011 Bonus Plan. Payouts under the 2011 Bonus Plan were determined at the sole discretion of the compensation committee. In exercising its discretion, the compensation committee took into account (1) the company's operating income as a percentage of revenue for 2011, which we refer to as the operating margin metric; (2) the company's percent of revenue growth (as measured by net sales) in 2011 as compared to 2010, which we refer to as the revenue growth metric and collectively with the operating margin metric, the financial performance metrics; and (3) the individual's performance during the year. Operating margin was defined as earnings before income, interest expense, and taxes (including the expense associated with the payout under the 2011 Bonus Plan) divided by net sales. For purposes of determining the operating margin metric and the revenue growth metric, "net sales" is defined consistently with the convention used in our reporting to the SEC. The compensation committee has discretion to exclude significant, non-recurring items, as well as amounts attributable to Altera's non-qualified deferred compensation plan, from the calculation of the financial performance metric. Significant non-recurring transactions are defined as items that could have a material effect on the outcome of the calculated bonus, are unusual in nature and occur infrequently. For purposes of the calculation, items are deemed to have a material effect if they have a positive or negative impact on operating margin income of greater than 1% of net sales or $10 million for the full year impact (net of any resulting dollar savings) of each type of unusual or infrequently occurring item (whether they occur in one or more transactions). Unusual in nature refers to those transactions or events that possess a high degree of abnormality and are of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of Altera and the industry. Examples of significant, non-recurring items that the compensation committee may elect to exclude from the calculation of the operating margin metric include, but are not limited to, the following: (1) restructuring charges as defined by United States Generally Accepted Accounting Provisions, or U.S. GAAP; (2) business combinations as defined by U.S. GAAP; (3) asset impairment or discontinuation of operations recognized under U.S. GAAP; and (4) earthquake, tsunami, flood, hurricane, typhoon, or fire resulting in an expense recognized under U.S. GAAP.
The financial performance metrics determined a potential payout percentage, as specified in the table below.

Revenue Growth Percentage	Operating Margin Percentage	Potential Payout Percentage
Less than 3	Less than 27	—
3	27	10
4	28	30
5	29	50
6	30	70
7	31	95
8	32	100
9	33	110
10	34	120
11	35	140
12	36	170
13 or higher	37 or higher	200

In January 2012, the compensation committee certified that the operating margin metric for 2011 was 41.1%, and that the revenue growth metric for 2011 was 5.6%, which resulted in a potential payout percentage of 165.5%. The compensation committee did not exclude from the calculation of the financial performance metric any significant, non-recurring items, but did exclude the amounts attributable to our non-qualified deferred compensation plan.
The compensation committee multiplied the potential payout percentage by the individual's target bonus percentage and then increased or decreased that bonus percentage based on an evaluation of the individual's performance, as described further below. The target bonus percentages varied depending on the executive's position and level of responsibility within the company. Payouts under the plan were capped at 2.5 times the applicable target bonus percentage. The target and maximum bonus percentages in 2011 were: (1) 125% and 312.5%, respectively, in the case of our CEO; and (2) 75% and 187.5%, respectively, in the case of our named executive officers. The final bonus percentage was then multiplied by the individual's 2011 salary and rounded up or down slightly to arrive at a 2011 Bonus Plan payout.
The compensation committee evaluated the performance of the CEO and each executive officer in order to determine a 2011 Bonus Plan payout. In evaluating performance, the compensation committee considered, among other factors, performance against individual and group goals that were generally established prior to the start of the fiscal year. However, in some cases, non-financial goals were added or eliminated after the start of the fiscal year due to changes in responsibilities or changes in corporate goals or priorities. Goals were not modified after the start of the fiscal year to compensate for unexpected changes in the company's financial performance. Our named executive officers' 2011 goals fell within the following categories:

(1)
Market share and financial goals. The goals in this category identified matters such as specific customers, categories of customers, and end market sub-segments we were targeting in order to increase revenue and market share vis-à-vis our competitors. They also related to achievement of key business metrics.

(2)	Sales and marketing plans, strategies, and campaigns. Many of the goals within this category related to our plans and strategies for increasing design wins that would result in future revenues.

(3)
Planned improvements in business processes, compliance, and profitability. The goals represented by this category included efficiency improvements in a broad range of business processes as well as financial compliance and controllership.

(4)	Product development plans and schedules. The goals within this category related to the timing of and contingencies for the development and release of future products.

(5)
Personnel and organizational matters. The goals within this category related to the individuals and departments that comprised our internal organization, including but not limited to succession planning, retention, diversity and employee-development plans.

We do not disclose the specific goals and objectives within the above categories because we believe such disclosure would cause us competitive harm in that it would reveal confidential future business plans and objectives. Nor do we disclose the weightings that applied to the goals; such information is confidential and would cause future competitive harm since the weightings indicate the priority we place on certain activities or programs. Moreover, such information is potentially misleading because an executive may have more than one goal within the above categories; as a result, the weighting applied to a particular category of goals would in fact be an accumulation of the weightings applied to individual goals.

Consistent with our pay-for-performance philosophy, payouts under our executive bonus plans vary substantially from year to year because the level of achievement against the financial performance metrics has varied considerably over the past several years and achievement against individual goals varies year to year and between executives. Our operating margin (including equity compensation expense and excluding amounts attributable to our non-qualified deferred compensation plan) was 25.5% in fiscal year 2009, 44.4% in fiscal year 2010 and 41.1% in fiscal year 2011. Revenue growth, which was added as a second financial performance metric beginning with the fiscal 2011 Bonus Plan, was 5.6% in fiscal 2011. The table below indicates the actual payouts received (as a percentage of base salary) under the 2011 Bonus Plan and under prior non-equity incentive plans that had financial and individual performance metrics comparable to those in the 2011 Bonus Plan. The variation in payouts from year to year is consistent with the compensation committee's policy of tying variable, incentive compensation to the company's financial performance as well as individual performance.

Name	Year		Target Percentage (% of Base Salary)	Performance Against Financial Goals (% of Target)	Individual Performance Percentage	Actual Payout % Under Non-Equity Incentive Plan (% of Base Salary)
John P. Daane	2011		125.0	165.5	84.0	173.7
	2010		125.0	200.0	100.0	250.0
	2009		100.0	82.5	90.0	74.0

Ronald J. Pasek	2011		75.0	165.5	95.0	117.5
	2010		60.0	200.0	90.0	108.0
	2009		N/A	N/A	N/A	N/A

Danny K. Biran (1)	2011	(a)	75.0	165.5	80.0	99.3
	2011	(b)	50.0	165.5	90.0	80.1
	2010		60.0	200.0	100.0	120.0
	2009		60.0	82.5	85.0	42.0

William Y. Hata	2011		75.0	165.5	85.0	105.7
	2010		60.0	200.0	95.0	114.3
	2009		60.0	82.5	100.0	49.5

Jordan S. Plofsky	2011		75.0	165.5	80.0	100.0
	2010		60.0	200.0	94.0	113.0
	2009		60.0	82.5	85.0	41.0

(1) Mr. Biran changed positions from Senior Vice President, Marketing to Senior Vice President, Strategy in September 2011, resulting in a change in his annual base salary and his bonus target under the 2011 Bonus Plan.  Accordingly, Mr. Biran's fiscal 2011 bonus was calculated based on two separate time periods, which are reflected separately in the table: (a) January to August 2011 and (b) September to December 2011.

The following table shows the actual payouts received by our named executive officers under the 2011 Bonus Plan.

Name	Base Salary($)		Bonus Target Percentage (% of Base Salary)	Potential Payout Percentage (based on Financial Performance Metrics) (1)	Individual Performance Percentage	Actual Payout Under 2011 Bonus Plan ($)(2)(3)
	(A)		(B)	(C)	(D)	A*B*C*D = (E)
John P. Daane	750,000		125	165.5	84	1,303,000
Ronald J. Pasek	400,000		75	165.5	95	470,000
Danny K. Biran (4)	250,000	(a)	75	165.5	80	248,250
	83,333	(b)	50	165.5	90	66,750
William Y. Hata	350,000		75	165.5	85	370,000
Jordan S. Plofsky	350,000		75	165.5	80	350,000

(1) Based on operating income as a percentage of revenue (including equity expense and excluding amounts attributable to our non-qualified deferred compensation plan) of 41.1% and the company's percent of revenue growth as measured by net sales in fiscal 2011 as compared to 2010 of 5.6%.

(2) Subject to Maximum Payout Percentage of 312.5% of base salary, in the case of our CEO, and 187.5% in the case of our other NEOs.

(3) Amounts are rounded and are reflected in column (g) of the "Summary Compensation Table" on page 29.

(4) Mr. Biran changed positions from Senior Vice President, Marketing to Senior Vice President, Strategy in September 2011, resulting in a change in his annual base salary and his bonus target under the 2011 Bonus Plan.  Accordingly, Mr. Biran's fiscal 2011 bonus was calculated based on two separate time periods, which are reflected separately in the table: (a) January to August 2011 and (b) September to December 2011.

Overview of 2012 Bonus Plan
In February 2012, the compensation committee adopted a bonus plan applicable to 2012, which we refer to as the 2012 Bonus Plan. The purpose of the 2012 Bonus Plan is to promote the interests of the company and its stockholders by providing key employees with financial rewards upon achievement of specified business objectives, as well as to help the company attract and retain key employees. The actual payouts will be determined in the sole discretion of the compensation committee. In exercising this discretion, the committee will take into account: (1) the company's operating income as a percentage of revenue for 2012, which we refer to as the operating margin metric; (2) the company's percent of revenue growth (as measured by net sales) in 2012 as compared to 2011, which we refer to as the revenue growth metric and collectively with the operating margin metric, the financial performance metrics; and (3) the individual's performance during the year.
The operating margin metric and the revenue growth metric will each determine a financial performance metric potential payout percentage (as specified in the table below) which will, in turn, determine the Bonus Payout percentage that may be earned by an individual. The compensation committee will then have the discretion to increase (up to such individual's Bonus Maximum payout percentage), decrease or eliminate the amount payable under the 2012 Bonus Plan based on the executive officer's performance during the year, including his or her performance against goals that have been approved by the compensation committee.
Determinations of operating margin metric and revenue margin metric will be calculated in the same manner as the same metrics under the 2011 Bonus Plan described above.
A 2012 Bonus Plan payout percentage will be determined for each executive officer according to the following formula:
[(Operating Margin Metric Payout Percentage * 60%) + (Revenue Growth Metric Payout Percentage * 40%)]
* Bonus Target Percentage = Bonus Payout Percentage
In order to increase the emphasis on revenue growth in the determination of our bonus awards, the compensation committee increased the weight assigned to revenue growth metric to 40% for the 2012 Bonus Plan from 25% in the 2011 Bonus Plan. Correspondingly, the compensation committee decreased the weight assigned to the operating margin metric to 60% for the 2012 Bonus Plan from 75% in the 2011 Bonus Plan.

The 2012 Bonus Plan payout percentage will then be multiplied by the executive officer's base salary to determine a potential bonus payout amount. As with the 2011 Bonus Plan, each named executive officer's payout is determined based in part on his or her target bonus percentage, which varies depending on the executive officer's position and level of responsibility within the company, and is subject to a cap of 2.5 times the target percentage. The target and maximum payout percentages are: (1) 150% and 375%, respectively, in the case of our CEO; and (2) 75% and 187.5%, respectively, in the case of our CFO. For our remaining NEOs, the target payout percentages range from 60% to 75%, and the maximum payout percentages range from 150% to 187.5%.
The potential payout percentages are shown in the table below. If the results of the financial performance metric fall between the amounts indicated, the potential payout percentage will be calculated on a proportional basis).

Revenue Growth Percentage	Operating Margin Percentage	Potential Payout Percentage
Less than 3	Less than 33	—
3	33	10
4	34	30
5	35	50
6	36	70
7	37	95
8	38	100
9	39	110
10	40	120
11	41	140
12	42	170
13 or higher	43 or higher	200
Overview of Equity Compensation for 2011
For 2011, a mix of RSUs and stock options were granted to our CEO, CFO and other NEOs in order to incentivize both retention and stock appreciation. These equity awards were granted in recognition of the value of their significant contributions to the company and our interest in retaining their services. The mix and number of shares covered by each RSU and option grant was based on individual performance, peer group data and the compensation committee's assessment of the retention value of existing and new equity grants. The difference in the value of the equity grants made to our NEOs was based on competitive peer group data for their respective positions, the compensation committee's assessment of each executive's potential future contribution to the company, succession planning purposes and the retention value or holding power of prior grants. Vesting of the RSU and stock option grants is contingent on the named executive officer's continued employment with the company over a four-year vesting period. With the exception of Mr. Daane's retention grants discussed below, the grant date of all RSUs and stock options was February 25, 2011; the first vesting date is July 31, 2012.
Mr. Daane received a special retention grant in fiscal 2011 of 402,000 RSUs and 360,000 stock options, which we refer to collectively as the retention grants, in addition to the 98,000 RSUs and 140,000 stock options that he received as part of his 2010 performance evaluation, which we refer to collectively as his focal grants. The retention grants and the focal grants have a grant date of February 25, 2011 and vest in four equal annual installments. Vesting of retention grants commenced on February 25, 2011, and vesting of focal grants commenced on July 31, 2011. Both the retention grants and the focal grants are conditioned upon Mr. Daane's continued employment with the company over the four-year vesting period.
Mr. Daane's grants are substantially larger than the grants made to our other NEOs because the compensation committee decided to make a special retention grant to Mr. Daane in recognition of his substantial contributions to our growth and profitability during his ten-year tenure, as well as his potential future contributions to the company. Additionally, while these grants resulted in Mr. Daane's 2011 total compensation being above the 75th percentile of his peers, they were made in recognition of the fact that under his leadership, the company's financial performance far exceeded the 75th percentile for both the 1- and 3-year periods prior to the grants with respect to several financial metrics, including revenue growth, net margin, operating margin, growth in market capitalization and total shareholder return. The compensation committee believed it was in the company's best interest to retain Mr. Daane's services for the next several years and viewed the retention grants as a means to achieve such retention. The equity grants were divided between RSUs and stock options in order to strike a balance between retention and incentivizing future shareholder return: the RSUs are a strong retention vehicle and stock options strongly align Mr. Daane's interests with those of our shareholders since they only have value if our stock price increases during Mr. Daane's tenure with the company.

Overview of Equity Compensation for 2012
The compensation committee will make decisions on equity compensation for 2012 for our CEO, CFO and other NEOs in April 2012 in order to align the grant date of our executives' grants with grants to the broad base of employees.
Other Benefits
Executive officers are eligible to receive benefits at the same level generally available to our U.S.-based employees. These benefits include: employee stock purchase plan, medical benefits, life and accident insurance, and an annual 401(k) plan matching contribution of $4,500. In addition, executive officers are also eligible for our non-qualified deferred compensation plan. We do not provide any other perquisites to our executive officers that are not made available to other employees.
Stock Ownership Guidelines
In February 2008, the board of directors adopted stock ownership guidelines that provide that the CEO and CFO should own, within five years of the institution of the guideline or five years of beginning employment, 100,000 and 15,000 shares, respectively, of the company's common stock. An individual may request that the compensation committee suspend the ownership guidelines based on personal hardship. The board put the guidelines in place to align the interests of management with those of our stockholders, with the belief that the CEO and CFO have the greatest ability to influence our long-term growth and profitability. As of the record date, our CEO owned 527,182 shares (not including shares that he has the right to acquire within sixty days of the record date or shares that are subject to further vesting requirements), thereby meeting the guidelines. Our CFO joined us in late December 2009, and, as of the record date, he owned 18,343 shares of the company's common stock.
Other Compensation Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, we may not receive a federal income tax deduction for compensation paid to our CEO and our three most highly compensated employees, excluding the CFO (referred to in the Code as “covered persons”) to the extent that any of these persons receive more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), we can receive a federal income tax deduction even if such compensation exceeds $1,000,000 in a single year, subject to certain conditions. Our 2005 Equity Incentive Plan is structured so that performance-based equity compensation deemed paid to covered persons in connection with the exercise of stock option grants and performance-based RSUs made under the plan will qualify as performance-based compensation that will not be subject to the $1,000,000 limitation. Although the compensation committee generally seeks to structure compensation payable to covered persons to meet the deductibility requirements under Section 162(m), in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation payable to covered persons must be deductible on our federal income tax returns. In addition, the committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because: (1) a number of requirements must be satisfied in order for the compensation to qualify; and (2) uncertainties as to the application and interpretation surrounding this section currently exist.
Accounting for Stock-Based Compensation
We account for stock-based awards made to all employees and non-employee directors, including stock options, RSUs, and stock purchase rights granted pursuant to our equity compensation and stock purchase plans, in accordance with the requirements of FASB ASC Topic No. 718. For information on valuation assumptions, see Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Summary Compensation Table

The following table summarizes the total compensation paid to each of our named executive officers, comprised of our CEO, CFO, and our three other most highly compensated executive officers who were serving as executive officers at the end of 2011.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Restricted Stock Unit Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total Compensation ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)		(i)
John P. Daane	2011	750,028		—		21,020,000	6,503,400	1,303,000		297		29,576,725
Chairman, President and Chief Executive Officer	2010	741,695		1,125,000	(2)	4,084,500	—	1,875,000		—		7,826,195
	2009	700,027		—		3,517,500	—	520,000		—		4,737,527
Ronald J. Pasek	2011	400,015		—		1,093,040	468,245	470,000		118		2,431,419
Senior Vice President, Finance and Chief Financial Officer	2010	400,015		—		2,173,950	466,778	432,000		—		3,472,743
	2009	13,846	(3)	250,000	(4)	1,714,800	466,778	—	(5)	—		2,445,424
Danny K. Biran (6)	2011	329,180		—		1,807,720	793,415	315,000		33,754		3,279,069
Senior Vice President, Strategy	2010	345,847		—		1,517,100	—	420,000				2,282,947
William Y. Hata (7)	2011	350,013		—		1,513,440	676,354	370,000		—		2,909,807
Senior Vice President, Worldwide Operations and Engineering	2010	346,679		—		980,280	—	400,000				1,726,960
Jordan S. Plofsky	2011	350,013		—		1,177,120	507,265	350,000		456,040	(8)	2,840,439
Senior Vice President and General Manager, Altera Penang	2010	350,013		—		863,580	—	395,000		313,033	(9)	1,921,626
	2009	350,013				1,125,600		145,000		145,687	(10)	1,766,301

(1) Amounts shown in columns (e) and (f) reflect the aggregate grant date fair value of RSU and option awards granted in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during fiscal 2011. See Note 13 of our footnotes to the Consolidated Financial Statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for additional information. Details of 2011 stock awards can be found in the table "Grants of Plan-Based Awards." Details regarding the 2011, 2010 and 2009 stock awards that are still outstanding can be found in the table "Outstanding Equity Awards at Fiscal Year End."

(2) Represents a discretionary bonus to Mr. Daane for his substantial contributions during his ten-year tenure at the company and in recognition of the company's outstanding performance in fiscal 2010.

(3) Mr. Pasek's annual base salary for fiscal 2009 was $400,000. The amount shown in column (c) is less than his annual salary because he became Senior Vice President, Finance and CFO in December 2009.

(4) Represents a hire-on bonus for Mr. Pasek.

(5) Mr. Pasek joined the company in December 2009 and, as a result, was not eligible to participate in the 2009 Bonus Plan.

(6) Mr. Biran was not a NEO in 2009; consequently, disclosure of his fiscal 2009 compensation is not required. Mr. Biran's annual base salary was increased to $375,000 on March 1, 2011. On September 1, 2011, Mr. Biran's annual base salary decreased to $250,000 in connection with his change in position from Senior Vice President, Marketing to Senior Vice President, Strategy.

(7) Mr. Hata was not a NEO in 2009; consequently, disclosure of his fiscal 2009 compensation amounts is not required.

(8) Amount reflects reimbursement of costs relating to Mr. Plofsky's expatriate assignment to the company's office in Penang, Malaysia, including U.S. and foreign tax payments of $375,882; housing cost of $48,134; and housing utilities of $11,761.

(9) Amount reflects reimbursement of costs relating to Mr. Plofsky's expatriate assignment to the company's office in Penang, Malaysia, including foreign tax payments of $230,942; housing costs of $48,192; and housing utilities of $11,113.

(10) Amount reflects reimbursement of costs relating to Mr. Plofsky's expatriate assignment to the company's office in Penang, Malaysia, including foreign tax payments of $57,026, a settle-in allowance of $29,168; housing costs of $26,012; and a housing deposit of $14,176.

Grants of Plan-Based Awards During 2011
The following table sets forth information with respect to our 2011 Bonus Plan as well as RSU awards made during 2011 to our named executive officers. To the extent that amounts paid pursuant to our 2011 Bonus Plan were not deferred by the NEO into our non-qualified deferred compensation plan, the amounts were paid out in 2012.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John P. Daane	2/25/2011	2/24/2011	—	—	—	500,000	—	—	21,020,000
	2/25/2011	2/24/2011	—	—	—	—	500,000	42.63	6,503,400
	N/A	N/A	—	938,000	2,344,000	—	—	—	—
Ronald J. Pasek	2/25/2011	2/24/2011	—	—	—	26,000	—	—	1,093,040
	2/25/2011	2/24/2011	—	—	—	—	36,000	42.63	468,245
	N/A	N/A	—	300,000	750,000	—	—	—	—
Danny K. Biran (5)	2/25/2011	2/24/2011	—	—	—	43,000	—	—	1,807,720
	2/25/2011	2/24/2011	—	—	—	—	61,000	42.63	793,415
	N/A	N/A	—	190,000	470,000	—	—	—	—
	N/A	N/A	—	42,000	104,000	—	—		—
William Y. Hata	2/25/2011	2/24/2011	—	—	—	36,000	—	—	1,513,440
	2/25/2011	2/24/2011	—	—	—	—	52,000	42.63	676,354
	N/A	N/A	—	263,000	656,000	—	—	—	—
Jordan S. Plofsky	2/25/2011	2/24/2011	—	—	—	28,000	—	—	1,177,120
	2/25/2011	2/24/2011	—	—	—	—	39,000	42.63	507,265
	N/A	N/A	—	263,000	656,000	—	—	—	—

(1) In 2011, the compensation committee approved all equity-based awards to NEOs (except as described below) by written resolution effective February 24, 2011. The RSUs granted on February 25, 2011 were valued at $42.63 (the closing price of our common stock as reported on NASDAQ on that date).

(2) The amounts shown in columns (d)-(f) reflect the minimum, target and maximum payment amounts that NEOs could have received under the 2011 Bonus Plan, depending on performance against the metrics described in further detail in the "Overview of 2011 Bonus Plan" section on page 22. The amounts range from zero to a cap based on a certain percentage of the individual's base salary. The applicable caps are as follows: 312.5% for Mr. Daane and 187.5% for each of Messrs. Pasek, Biran, Hata and Plofsky.

(3) Represents the number of RSUs awarded to each NEO pursuant to our 2005 Plan, as described in further detail in the "Overview of Equity Compensation for 2011" section on page 27.

(4) Represents the aggregate grant date fair value of RSU and option awards in accordance with FASB ASC Topic No. 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during fiscal 2011. See Note 13 of our footnotes to the Consolidated Financial Statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011for additional information.

(5) Mr. Biran changed positions from Senior Vice President, Marketing to Senior Vice President, Strategy in September 2011, resulting in a change in his annual base salary and his bonus target under the 2011 Bonus Plan.  Accordingly, Mr. Biran's award under the 2011 Bonus Plan was calculated based on two separate time periods, which are reflected separately in the table: January to August 2011 and September to December 2011.

Option Exercises and Stock Vested in 2011
The following table provides information regarding stock option exercises and RSUs that vested in 2011.

		Option Awards (1)		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)		(b)	(c)	(d)	(e)
John P. Daane		300,000	5,276,940	156,250	6,778,500
Ronald J. Pasek	18,750	18,750	373,828	27,084	1,022,700
Danny K. Biran		—	—	36,250	1,447,200
William Y. Hata		70,000	1,451,956	41,750	1,752,378
Jordan S. Plofsky		200,000	3,286,280	49,250	2,169,740

(1) Reflects exercise of stock options received pursuant to our 1996 Stock Option Plan (which was replaced by the 2005 Plan in May 2005) or our 2005 Equity Plan. The value realized on exercise represents the difference between the per share exercise price and the closing per share price of our common stock on the date of exercise, multiplied by the number of shares of the company's common stock to which the exercise of the options related.

Outstanding Equity Awards at 2011 Year-End
The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of 2011.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
John P. Daane	3/2/2005	100,000	—	—	21.06	3/2/2015	—	—	—	—
	1/10/2006	300,000	—	—	19.55	1/10/2016	—	—	—	—
	4/28/2008	—	—	—	—	—	25,000	927,500	—	—
	3/2/2009	—	—	—	—	—	87,500	3,246,250	—	—
	3/2/2009	—	—	—	—	—	37,500	1,391,250	—	—
	2/19/2010	—	—	—	—	—	39,375	1,460,813	—	—
	2/19/2010	—	—	—	—	—	91,875	3,408,563	—	—
	2/25/2011	—	360,000	—	42.63	2/25/2021	—	—	—	—
	2/25/2011	—	140,000	—	42.63	2/25/2021	—	—	—	—
	2/25/2011	—	—	—	—	—	402,000	14,914,200	—	—
	2/25/2011	—	—	—	—	—	98,000	3,635,800	—	—
Ronald J. Pasek	2/1/2010	15,625	40,625	—	21.88	2/1/2020	—	—	—	—
	2/1/2010	—	—	—	—	—	30,000	1,113,000	—	—
	2/1/2010	—	—	—	—	—	26,666	989,309	—	—
	11/1/2010	—	—	—	—	—	11,250	417,375	—	—
	2/25/2011	—	36,000	—	42.63	2/25/2021	—	—	—	—
	2/25/2011	—	—	—	—	—	26,000	964,600	—	—
Danny K. Biran	1/28/2008	—	—	—	—	—	5,000	185,500	—	—
	3/16/2009	—	—	—	—	—	20,000	742,000	—	—
	2/19/2010	—	—	—	—	—	14,625	542,588	—	—
	2/19/2010	—	—	—	—	—	34,125	1,266,038	—	—
	2/25/2011	—	61,000	—	42.63	2/25/2021	—	—	—	—
	2/25/2011	—	—	—	—	—	43,000	1,595,300	—	—
William Y. Hata	12/3/2002	80,000	—	—	13.91	12/3/2012	—	—	—	—
	1/5/2004	80,000	—	—	23.47	1/5/2014	—	—	—	—
	1/3/2005	80,000	—	—	20.04	1/3/2015	—	—	—	—
	4/28/2008	—	—	—	—	—	7,500	278,250	—	—
	3/2/2009	—	—	—	—	—	28,000	1,038,800	—	—
	3/2/2009	—	—	—	—	—	12,000	445,200	—	—
	2/19/2010	—	—	—	—	—	22,050	818,055	—	—
	2/19/2010	—	—	—	—	—	9,450	350,595	—	—
	2/25/2011	—	52,000	—	42.63	2/25/2021	—	—	—	—
	2/25/2011	—	—	—	—	—	36,000	1,335,600	—	—
Jordan S. Plofsky	4/28/2008	—	—	—	—	—	10,000	371,000	—	—
	3/2/2009	—	—	—	—	—	12,000	445,200	—	—
	3/2/2009	—	—	—	—	—	28,000	1,038,800	—	—
	2/19/2010	—	—	—	—	—	8,325	308,858	—	—
	2/19/2010	—	—	—	—	—	19,425	720,668	—	—
	2/25/2011	—	39,000	—	42.63	2/25/2021	—	—	—	—
	2/25/2011	—	—	—	—	—	28,000	1,038,800	—	—

(1) Stock options are exercisable in accordance with the vesting schedule below:
Name	Grant Date	Vesting
John P. Daane	2/25/2011	90,000 options vested on 2/25/2012, 90,000 options will vest on each of 2/25/2013, 2/25/2014 and 2/25/2015.
	2/25/2011	35,000 options will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.
Ronald J. Pasek	2/1/2010	37,500 options have vested as of 2/1/2012. The remaining 37,500 options vest 1/24 per month thereafter.
	2/25/2011	9,000 options will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.
Danny K. Biran	2/25/2011	15,250 options will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.
William Y. Hata	2/25/2011	13,000 options will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.
Jordan S. Plofsky	2/25/2011	9,750 options will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.

(2) RSUs vest as follows:
Name	Grant Date	Vesting
John P. Daane	4/28/2008	25,000 RSUs vested on each of 4/30/2009, 4/30/2010 and 4/30/2011. 25,000 RSUs will vest on 4/30/2012.
	3/2/2009	18,750 RSUs vested on each of 7/31/2010 and 7/31/2011. 18,750 RSUs will vest on each of 7/31/2012 and 7/31/2013.
	3/2/2009	43,750 RSUs vested on each of 7/31/2010 and 7/31/2011. 43,750 RSUs will vest on each of 7/31/2012 and 7/31/2013.
	2/19/2010	13,125 RSUs vested on 7/31/2011. 13,125 RSUs will vest on each of 7/31/2012, 7/31/2013 and 7/31/2014.
	2/19/2010	30,625 RSUs vested on 7/31/2011. 30,625 RSUs will vest on each of 7/31/2012, 7/31/2013 and 7/31/2014.
	2/25/2011	24,500 RSUs will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.
	2/25/2011	100,500 RSUs vested on 2/25/2012. 100,500 RSUs will vest on each of 2/25/2013, 2/25/2014 and 2/25/2015.
Ronald J. Pasek	2/1/2010	23,333 RSUs vested on each of 1/30/2011 and 1/29/2012. 23,334 will vest on 1/30/2013 and 10,000 RSUs will vest on 1/30/2014.
	11/1/2010	3,750 RSUs vested on 10/30/2011. 3,750 RSUs will vest on each of 10/30/2012, 10/30/2013 and 10/30/2014.
	2/25/2011	6,500 RSUs will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.
Danny K. Biran	1/28/2008	5,000 RSUs vested on each of 1/30/2009, 1/29/2010, 1/30/2011 and 1/29/2012.
	3/16/2009	10,000 RSUs vested on each of 7/31/2010 and 7/31/2011. 10,000 RSUs will vest on each of 7/31/2012 and 7/31/2013.
	2/19/2010	4,875 RSUs vested on 7/31/2011. 4,875 RSUs will vest on each of 7/31/2012, 7/31/2013 and 7/31/2014.
	2/19/2010	11,375 RSUs vested on 7/31/2011. 11,375 RSUs will vest on each of 7/31/2012, 7/31/2013 and 7/31/2014.
	2/25/2011	10,750 RSUs will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.
William Y. Hata	4/28/2008	7,500 RSUs vested on each of 4/30/2009, 4/30/2010 and 4/30/2011. 7,500 RSUs will vest on 4/30/2012.
	3/2/2009	6,000 RSUs vested on each of 7/31/2010 and 7/31/2011. 6,000 RSUs will vest on each of 7/31/2012 and 7/31/2013.
	3/2/2009	14,000 RSUs vested on each of 7/31/2010, 7/31/2011. 14,000 RSUs will vest on each of 7/31/2012 and 7/31/2013.
	2/19/2010	3,150 RSUs vested on 7/31/2011. 3,150 RSUs will vest on each of 7/31/2012, 7/31/2013 and 7/31/2014.

	2/19/2010	7,350 RSUs vested on 7/31/2011. 7,350 RSUs will vest on each of 7/31/2012, 7/31/2013 and 7/31/2014.
	2/25/2011	9,000 RSUs will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.
Jordan S. Plofsky	4/28/2008	10,000 RSUs vested on each of 4/30/2009, 4/30/2010 and 4/30/2011. 10,000 RSUs will vest on 4/30/2012.
	3/2/2009	6,000 RSUs vested on each of 7/31/2010 and 7/31/2011. 6,000 RSUs will vest on each of 7/31/2012 and 7/30/2013.
	3/2/2009	14,000 RSUs vested on each of 7/31/2010 and 7/31/2011. 14,000 RSUs will vest on each of 7/31/2012 and 7/31/2013.
	2/19/2010	2,775 RSUs vested on 7/31/2011. 2,775 RSUs will vest on each of 7/31/2012, 7/31/2013 and 7/31/2014.
	2/19/2010	6,475 RSUs vested on 7/31/2011. 6,475 RSUs will vest on each of 7/31/2012, 7/31/2013 and 7/31/2014.
	2/25/2011	7,000 RSUs will vest on each of 7/31/2012, 7/31/2013, 7/31/2014 and 7/31/2015.

(3) Amounts reflecting the market value of RSUs are based on the price of $37.10 per share, which was the closing price of our common stock as reported on NASDAQ on December 30, 2011.

Non-Qualified Deferred Compensation
All of our employees in director-level and above positions, including our named executive officers, are eligible to defer a portion of their base salary, cash incentive compensation, and/or sales incentives into our Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”). We do not pay any additional compensation or guarantee minimum returns to any participant in the Deferred Compensation Plan. We incur only incidental expenses to administer the Deferred Compensation Plan. We might obtain a tax benefit based on payment of a participant's compensation, but any benefit is delayed until funds (including earnings or losses on the amounts invested pursuant to the plan) are eventually distributed.
Pursuant to the Deferred Compensation Plan, eligible employees can defer: (1) up to 100% of their base salary, cash incentive compensation, and/or sales incentives if the employee does not participate in our 401(k) plan, and (2) up to 65% of their base salary and cash incentive compensation and up to 80% of their sales incentives if the employee participates in our 401(k) plan. In general, deferral elections are made in November of each year for amounts to be earned in the upcoming year. Participants may invest amounts in individual stocks or funds available under the Deferred Compensation Plan (in general, those traded on a nationally recognized exchange), with the exception of investing in securities of Altera, Xilinx, Inc., or Lattice Semiconductor Corporation. Plan earnings are calculated by reference to actual earnings of mutual funds or other securities chosen by individual participants.
Except for a change in control or certain unforeseeable emergencies (as defined in the Deferred Compensation Plan), benefits are not distributed until a “distribution event” has occurred. At the election of each participant, the distribution event may be: (1) the attainment of a specified date or age; (2) the earlier of a specified date or age, or termination; or (3) termination of employment. Distributions can be made in the form of cash or in kind, and the method of distribution can be a lump sum payment or annual installments (not to exceed ten years).
The following table provides information regarding contributions, earnings, and the aggregate balance of non-qualified deferred compensation for our named executive officers in 2011.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
(a)	(b)	(c)	(d)	(e)	(f)
John P. Daane	—	—	—	—	—
Ronald J. Pasek	—	—	—	—	—
Danny K. Biran	—	—	—	—	—
William Y. Hata	358,004	—	(131,655)	—	1,414,297
Jordan S. Plofsky	—	—	—	—	—

(1) To the extent that a contribution was made from base salary, that amount is also included in the 2011 amounts shown in column (c) of the "Summary Compensation Table" on page 29. Contributions made from cash incentive compensation and/or sales incentives are reflected in the fiscal 2010 amounts shown in column (g) of the "Summary Compensation Table" because such amounts were earned in fiscal 2010 but paid, and therefore contributed, in 2011.

(2) Amounts shown in column (f) were previously reported as salary and/or cash incentive compensation in 2011 and prior fiscal years and also reflect applicable earnings and distributions.

Equity Compensation Plan Information
The following table provides information as of December 31, 2011 regarding equity compensation plans approved and not approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($/Sh) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	14,251,259 (1) (2)	22.96 (3)	21,569,731 (4)
Equity Compensation Plans Not Approved by Security Holders	62,254 (5)	—	—
Total	14,313,513	22.96	21,569,731

(1) Includes shares subject to outstanding options granted under our 2005 Equity Incentive Plan (“2005 Plan”) and prior equity incentive plans no longer in effect.

(2) Includes 8,175,764 restricted stock units granted under our 2005 Plan.

(3) This weighted-average exercise price does not include outstanding restricted stock units.

(4) Consists of 19,018,215 shares available for future issuance under our 2005 Plan and 2,551,516 shares available for future issuance under our 1987 Employee Stock Purchase Plan.

(5)     Consists of shares to be issued upon exercise of outstanding options under the 2010 Amended and Restated Stock Option Plan assumed by us in connection with our acquisition of Avalon Microelectronics, Inc. in December 2010.

Compensation Committee Report
The compensation committee operates under a written charter adopted by our board of directors. The charter is available in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing us at Investor Relations, Altera Corporation, 101 Innovation Drive, San Jose, California 95134.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
John Shoemaker, Chair
Kevin McGarity, Member
Krish A. Prabhu, Member
Thomas H. Waechter, Member
COMPENSATION COMMITTEE

Risk Assessment of Compensation Programs
The compensation committee considers potential risks when reviewing and approving compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk-taking. The following elements have been incorporated in our programs available for our executive officers:

•
A balanced mix of compensation components. The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•
Multiple performance factors. Our incentive compensation plans take into account both company-wide metrics and individual performance which encourage focus on the achievement of personal objectives for the overall benefit of the company. The 2011 and 2012 annual cash incentive were dependent on two performance metrics, operating margin and revenue growth, as well as individual goals related to specific strategic or operational objectives. Individual and group goals are annually reviewed with the board of directors. Other long-term incentives are equity-based, with vesting over a minimum period of three years to complement our annual cash-based incentives.

•	Capped incentive awards. 2011 and 2012 annual incentive awards are capped at 250% of target.

•	Stock ownership guidelines. Guidelines call for significant share ownership by our CEO and CFO, which aligns the interests of these executives with the long-term interests of stockholders.
Additionally, the compensation committee considered an assessment of compensation-related risks for all of our employees. Based on this assessment, the committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. In making this determination, the committee reviewed the key design elements of our compensation programs, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the board of directors. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives to conclude that such incentive programs do not encourage excessive risk-taking.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent stockholders were timely met, except that the Forms 4 associated with the changes in beneficial ownership of securities on July 31, 2011 for Mr. Biran, our Senior Vice President of Strategy, Mr. Lance M. Lissner, our Senior Vice President of Business Development, Mr. Kevin H. Lyman, our Senior Vice President of Human Resources, Mr. George A. Papa, our Senior Vice President of Worldwide Sales, and Mr. Plofsky, our Senior Vice President and General Manager of Altera Penang were filed one business day late on August 3, 2011.
Audit Committee Report
The audit committee operates under a written charter adopted by our board of directors. The charter is available in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing us at Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.
In general, the audit committee charter sets forth:

•	the scope of the audit committee's responsibilities and the means by which it carries out those responsibilities;

•	the external auditor's accountability to the board of directors and the audit committee; and

•	the audit committee's responsibility to monitor the independence of the external and internal auditors.
Management is responsible for: (1) preparation, presentation, and integrity of our consolidated financial statements; (2) selection of accounting and financial reporting principles; and (3) maintenance of effective internal control over financial reporting and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers, our external auditor, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the U.S.
The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the external auditor. Rather, the audit committee serves a board-level oversight role, providing advice, counsel, and direction to management and the external auditor on the basis of the information it receives, discussions with management and the external auditor, and the experience of the audit committee's members in business, financial, and accounting matters.
The audit committee members have relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S., and that the company maintained effective internal control over financial reporting as of December 31, 2011. The audit committee's oversight role does not provide it with an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions with management and the internal and external auditor do not assure that our consolidated financial statements are presented in accordance with accounting principles generally accepted in the U.S., nor that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the U.S.
Among other matters, the audit committee monitors the activities and performance of our external auditor, including the audit scope, external audit fees, auditor independence, and the extent to which the external auditor may be retained to perform non-audit services. The audit committee has sole responsibility to retain and replace our external auditor. The audit committee formally reviews the performance of the external auditor on an annual basis to determine whether rotation of audit firms is appropriate. The audit committee also reviews the results of the external auditor's work with regard to the adequacy and appropriateness of our financial reporting, accounting, and internal controls.
Audit Fees Pre-Approval Policy
The audit committee has adopted a policy that requires the audit committee to pre-approve all audit, audit-related, and permissible non-audit services performed by the external auditor. At the beginning of each fiscal year, management and the external auditor seek the audit committee's approval of the services the external auditor intends to perform. The chairman of the audit committee, or any other committee member in the chairman's absence, may approve additional services and/or an increase in the amount of fees for services to be performed by the external auditor.
Unless otherwise performed by a comparable body of the board of directors, the audit committee must review and approve all related-person transactions as such term is defined by the SEC and NASDAQ.
Review with Management
The audit committee reviewed and discussed our audited consolidated financial statements with management. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S.
Review and Discussions with Independent Registered Public Accounting Firm
During 2011, the audit committee held meetings with management and the external auditor to discuss the overall scope and plan for the audit. The audit committee also met with our internal and external auditor, with and without management present, to discuss the results of its independent audit and evaluation of the effectiveness of our internal control over financial reporting. In addition, the audit committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2011 and held discussions with management and the external auditor on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our consolidated financial statements. The audit committee reviewed and discussed with management and the internal and external auditor, management's report on the company's internal control over financial reporting and PricewaterhouseCoopers' audit report on the effectiveness of the company's internal control over financial reporting.
The audit committee and PricewaterhouseCoopers have discussed the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T), which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements and other matters relating to the external auditor's judgments about the acceptability and quality of our accounting principles.

The audit committee has discussed with PricewaterhouseCoopers its independence from us and our related entities, including the matters in the written disclosures from PricewaterhouseCoopers required by the Public Company Accounting Oversight Board Rule 3526. In addition, the audit committee also determined that the provision of those services set forth in the table below is compatible with maintaining the independence of PricewaterhouseCoopers.
Conclusion
Based on its review and discussions with management as well as our internal and external auditor, the audit committee recommended to the board of directors that the audited consolidated financial statements and management's report on internal control over financial reporting be included in the Annual Report.
Susan Wang, Chair
Elisha W. Finney, Member
T. Michael Nevens, Member
AUDIT COMMITTEE
No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.
Audit, Audit-Related, Tax Fees and All Other Fees
The following table sets forth the types of services and aggregate fees billed or to be billed by PricewaterhouseCoopers for 2010 and 2011:

Description of Services	2011	2010
Audit Fees (1)	$1,735,300	$1,611,000
Tax Fees (2)	$384,200	$367,000
All Other Fees	$—	$—
Total	$2,119,500	$1,978,000

(1) The services relate to the integrated audit of our annual financial statements, the review of the financial statements included in our quarterly reports, statutory audits and review of documents provided in connection with statutory or regulatory filings.

(2) Relates to services for tax return compliance and examination services, including worldwide tax consulting services of $109,000 for 2011 and $95,000 for 2010.
Certain Relationships and Related-Party Transactions
The board of directors has adopted written policies and procedures for reviewing, approving, and monitoring transactions involving us and “related persons.” The policy covers: (1) any transaction or series of transactions in which we or any of our subsidiaries was or is to be a participant; (2) in which the amount involved exceeds $120,000; and (3) in which a “related person” had or will have any material interest. “Related persons” include directors and executive officers (or their immediate family members), or stockholders who own more than five percent of our outstanding common stock (or their immediate family members).
On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure of any related person transactions, arrangements or relationships (including indebtedness). In addition to these annual reviews, the affected director, executive officer, and our management are required to bring these matters to the attention of the Chairman of the Board, the Lead Independent Director, or the Secretary of the company in advance (or, if not practicable, as promptly as possible). Those persons subsequently decide whether the matter should be brought to the board of directors or to a committee of the board; the board or a committee consisting solely of independent members then reviews the particular transaction.
In performing its review, the board (or applicable committee) considers all relevant standards in determining whether the transaction is in the best interests of the company, including, as applicable: (1) our business interest in entering into the transaction; (2) whether the transaction is made or entered into in the ordinary course of business; (3) whether the transaction is made on substantially the same terms as other comparable transactions involving us and unrelated third parties; (4) the potential for the transaction to lead to an actual or apparent conflict of interest; and (5) alternatives to entering into the transaction with the related person.

PROPOSAL ONE - ELECTION OF DIRECTORS
The board of directors has nominated the following directors to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: John P. Daane, Elisha W. Finney, Kevin McGarity, T. Michael Nevens, Krish A. Prabhu, John Shoemaker, Thomas H. Waechter and Susan Wang. At the annual meeting, proxies cannot be voted for a greater number of individuals than the eight nominees named in this proxy statement. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board's nominees. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present board to fill the vacancy.
Vote Required and Board of Directors' Recommendation
Those nominees who receive a majority of the votes cast shall be elected as directors. Any nominee who does not receive a majority of the votes cast shall tender his/her resignation to the board of directors, and the board of directors shall act on such resignation as specified above in “Directors and Corporate Governance.” Our board of directors recommends that the stockholders vote “FOR” the nominees listed above.

PROPOSAL TWO - APPROVAL OF AMENDMENT TO 2005 EQUITY INCENTIVE PLAN
At the annual meeting, stockholders are requested to approve an amendment to the 2005 Plan to increase by 7,000,000 the number of shares reserved for issuance.
Summary
The 2005 Plan was adopted by our board of directors in March 2005 and approved by our stockholders on May 10, 2005. The 2005 Plan replaced the 1987 Stock Option Plan and the 1996 Stock Option Plan, which we collectively refer to as the prior plans. As originally adopted, the 2005 Plan had 3,000,000 shares of common stock reserved for issuance, plus all available but unissued shares under the prior plans. In addition, shares subject to awards granted under the prior plans that were outstanding on the effective date of the 2005 Plan and that were subsequently canceled, forfeited, settled in cash or that expired by their terms were returned to the pool of shares available for grant and issuance under the 2005 Plan. On May 10, 2011, our stockholders approved an amendment to the 2005 Plan to increase by 10,000,000 shares the number of shares of common stock reserved for issuance under the 2005 Plan. As of the record date, 8,833,306 stock options had been granted, 19,985,727 restricted stock units ("RSUs"), had been granted (equivalent to 44,967,886 options at a ratio of one RSU for every 2.25 options), options to purchase an aggregate of 2,345,678 shares were outstanding, an aggregate of 7,782,186 unvested RSUs were outstanding, and 18,971,933 shares were available for future grant under the 2005 Plan.
The 2005 Plan authorizes the board of directors or a committee of the board to grant the following types of equity to eligible employees, directors, and consultants of the company: non-qualified and incentive stock options, stock appreciation rights ("SARs"), restricted stock, RSUs and stock bonus awards. The 2005 Plan is structured to provide the board of directors with broad discretion in creating equity incentives to assist us in attracting, retaining, and motivating the best available personnel for the successful conduct of our business. The board of directors believes that an increase in the number of shares reserved for issuance under the 2005 Plan is necessary to attract and hire new employees, to motivate and retain existing employees, and to ensure that a sufficient number of shares are available for equity grants assumed or granted in connection with acquisitions we may undertake.
In January 2012, the board of directors approved an amendment to the 2005 Plan, subject to stockholder approval, to increase the number of shares reserved for issuance by 7,000,000, thereby increasing the total number of shares issuable under the 2005 Plan from 64,105,414 to 71,105,414. The total number of shares issuable under the 2005 Plan includes shares subject to awards granted under the prior plans that were outstanding on the effective date of the 2005 Plan and that were subsequently canceled, forfeited, settled in cash or that expired by their terms and thereafter returned to the pool of shares available for grant and issuance under the 2005 Plan. Subject to stockholder approval, we plan to register the additional 7,000,000 shares reserved under the 2005 Plan on a Registration Statement on Form S-8.

Essential Features of the 2005 Plan
Key Terms of the 2005 Plan
The following is a summary of the key provisions of the 2005 Plan.

Plan Term:	May 10, 2005 to May 10, 2015

Eligible Participants:
Employees of the company and its subsidiaries, non-employee directors, and consultants are eligible to receive awards. As of the record date, there were approximately 2,764 employees and seven non-employee directors eligible to participate.

Shares Authorized:
64,105,414 (as of the record date), which includes 3,000,000 shares authorized for issuance by stockholders upon approval of the 2005 Plan, 10,000,000 shares authorized for issuance by stockholders upon approval of an amendment to the 2005 Plan in May 2006, 5,000,000 shares authorized for issuance by stockholders upon approval of an amendment to the 2005 Plan in May 2008, 5,000,000 shares authorized for issuance by stockholders upon approval of an amendment to the 2005 Plan in May 2009, 5,000,000 shares authorized for issuance by stockholders upon approval of an amendment to the 2005 Plan in May 2010, 10,000,000 shares authorized for issuance by stockholders upon approval of an amendment to the 2005 plan in May 2011, shares that were available for future grants under the prior Plans as of May 10, 2005, subject to adjustment only to reflect stock splits and similar events. Shares subject to awards granted under the prior Plans that were outstanding on May 10, 2005 and that are subsequently cancelled, forfeited, settled in cash or that expired by their terms are returned to the pool of shares available for grant and issuance under the 2005 Plan. Shares tendered in payment of a stock option or stock appreciation right, withheld from an award to pay applicable taxes, and repurchased by the company using proceeds from stock option exercises shall not be returned to the pool of shares available for grant.

Award Types:	(1) Non-qualified and incentive stock options
(2) Restricted stock awards
(3) Restricted stock units
(4) Stock appreciation rights
(5) Stock bonus awards

Dividends:	No dividends on outstanding awards.

Share Limit on Awards:
No more than 2,000,000 shares may be granted to any individual under the 2005 Plan during any calendar year, other than new employees who are eligible to receive up to 2,000,000 additional shares in the calendar year during which they begin employment. These limits are intended to ensure that awards will qualify under Section 162(m), if applicable. Failure to qualify under this section might result in the company's inability to take a tax deduction for part of its performance-based compensation to certain senior executives.

Determining the Number of Shares Available for Grant:
For purposes of determining the number of shares available for grant under the 2005 Plan against the maximum number of shares authorized, any full-value award (i.e., anything other than a stock option or SAR) reduces the number of shares available for issuance by 2.25 shares.

Vesting:
Determined by the stock option committee (other than for grants to executive officers and directors, which are determined by the compensation committee). Options and SARs generally vest over four years (25% cliff vesting after one year and monthly thereafter; beginning in fiscal 2011, 25% cliff vesting after one year and annually thereafter). Restricted stock and RSUs vest over a minimum of three years, including any performance period.

Term of Awards:	Stock options and SARs have a term of no longer than ten years.

Exercise Price:
The exercise price of stock options or SARs may not be less than 100% of the fair market value (i.e., the closing price) of our common stock on the date of grant. On December 30, 2011, the closing price of our stock was $37.10 per share.

Repricing Prohibited:	Repricing a stock option or SAR is prohibited without prior stockholder approval.
Administration
The compensation committee administers the 2005 Plan with respect to awards to executive officers and non-employee directors, and the stock option committee administers the 2005 Plan with respect to all other awards. The applicable committee selects the individuals who receive awards, determines the number of shares covered by awards and, subject to the terms and limitations expressly set forth in the 2005 Plan, establishes the terms, conditions, and other provisions of any awards granted under the 2005 Plan. The applicable committee interprets the 2005 Plan and establishes, amends, and rescinds any rules relating to the 2005 Plan. The compensation committee may delegate to a committee of one or more directors the ability to grant awards and take certain other actions with respect to participants who are not executive officers or non-employee directors.
Non-Employee Director Awards
The board of directors approved amendments to the 2005 Plan regarding non-employee director equity awards in February 2008, and stockholders approved the amendments in May 2008 at the annual meeting. Currently, the 2005 Plan permits the compensation committee to exercise limited discretion in deciding the type and amount of equity awards to be granted to a non-employee director upon joining the board of directors and upon re-election at the annual meeting of stockholders.
More specifically, at the discretion of the compensation committee, when a non-employee director joins the board, he/she may be granted either: (i) up to a maximum number of RSUs and/or a restricted stock grant having an aggregate fair market value (i.e., the closing price of our common stock on the date of grant, as reported on NASDAQ) equal to $300,000, as measured on the date of grant, or (ii) up to a maximum aggregate number of 40,000 stock option shares and/or SARs. Please note that Proposal Three of this proxy statement proposes certain amendments to non-employee director awards under the 2005 Plan.
Following the date of each annual stockholders meeting, each non-employee director who is re-elected may be granted, at the discretion of the compensation committee, either: (i) up to a maximum number of RSUs and/or a restricted stock grant having an aggregate fair market value equal to $150,000, as measured on the date of grant, or (ii) up to a maximum aggregate number of 20,000 stock option shares and/or SARs.
RSUs and restricted stock grants vest and are exercisable as determined by the compensation committee, provided that RSUs and restricted stock vest over a minimum of three years as measured from the date of grant. The term of any stock option and/or SAR grant is ten years. The exercise price of any stock option and/or SAR grant is equal to the fair market value of our stock on the grant date. Non-employee directors are also eligible to receive other types of awards under the 2005 Plan (including bonus stock).
Terms Applicable to Stock Options and Stock Appreciation Rights
The exercise price of stock options or SARs granted under the 2005 Plan may not be less than 100% of the fair market value (i.e., the closing price) of our common stock on the date of grant. The term may not exceed ten years. Subject to the limitations of the 2005 Plan, the compensation committee in the case of executive officers and directors (and the stock option committee in the case of other eligible participants) determines the terms and conditions applicable to stock option grants and grants of SARs (including vesting and exercisability). The terms and conditions applicable to stock options and SARs may include, among other things, continued employment with the company, the passage of time, or such performance criteria and level of achievement versus such criteria as the compensation committee deems appropriate.
Terms Applicable to Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Bonus Awards
Restricted stock and RSUs vest over a minimum of three years, including any applicable performance period. Subject to the limitations of the 2005 Plan, the compensation committee in the case of executive officers and directors (and the stock option committee in the case of other eligible participants) determines the terms and conditions applicable to the granting of restricted stock, RSUs, and stock bonuses. The terms and conditions may include, among other things, continued employment with the company, the passage of time, or such performance criteria and level of achievement versus such criteria as the respective committee deems appropriate.

Eligibility Under Section 162(m)
Section 162(m) of the Code permits performance-based compensation that meets the requirements established by the U.S. Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1,000,000 paid to certain specified senior executives. In order to meet the requirements of Section 162(m), the 2005 Plan limits awards to individual participants as follows: no person may receive more than 2,000,000 shares issuable as awards in any fiscal year, other than new employees, who may receive up to a maximum of 2,000,000 additional shares issuable as awards granted in the fiscal year in which they first commence employment. The foregoing limits are greater than the number of options or RSUs that we have granted to any individual in the past. We do not currently intend to significantly increase our equity awards to executive officers.
Awards may, but need not, include performance criteria that satisfy Section 162(m). To the extent that awards are intended to qualify as performance-based compensation under Section 162(m), the performance criteria will be one of the following criteria, either individually, alternatively, or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the compensation committee in the award:

•	Net revenue and/or net revenue growth

•	Operating income and/or operating income growth

•	Net income and/or net income growth

•	Earnings per share and/or earnings per share growth

•	Adjusted operating cash flow return on income

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth

•	Individual business objectives

•	Operating cash flow return on income

•	Economic value added

•	Return on equity

•	Total stockholder return and/or total stockholder return growth
To the extent that an award under the 2005 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the compensation committee.
Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time an award is granted, the number of shares of common stock, stock options or other benefits granted, issued, retainable, and/or vested under an award on account of satisfaction of performance criteria may be reduced by the compensation committee on the basis of such further considerations as the compensation committee in its sole discretion determines.
Consistent with Section 162(m), the compensation committee may adjust performance criteria applicable to awards to take into account changes in law and accounting and to make such adjustments as the compensation committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances.
Transferability
The committee has the discretion to permit an award recipient to transfer his/her award to an authorized transferee (as defined in the 2005 Plan). Without such permission, an award may not be transferred, sold, pledged, assigned, hypothecated or disposed of in any manner other than by will or by the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.
Amendments
The board may terminate, amend or suspend the 2005 Plan, provided that no action may be taken by the board (except those described in “Adjustments”) without stockholder approval to:

(1)	Increase the number of shares that may be issued under the 2005 Plan;

(2)	Permit the repricing of outstanding stock options or SARs under the 2005 Plan;

(3)	Extend the term of the 2005 Plan;

(4)	Expand the class of persons eligible to participate in the 2005 Plan; or

(5)	Otherwise implement any amendment to the 2005 Plan required to be approved by stockholders under NASDAQ rules.

Adjustments
In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar event affecting our common stock, the compensation committee will adjust the number and kind of shares available for grant under the 2005 Plan, and subject to the various limitations set forth in the 2005 Plan, the number and kind of shares subject to outstanding awards under the 2005 Plan, and the exercise or settlement price of outstanding stock options and other awards.
Corporate Transactions
In the event of a corporate transaction (as defined in the 2005 Plan), any or all outstanding awards may be assumed or replaced by a successor corporation, which assumption or replacement shall be binding on all award recipients. In the alternative, a successor corporation may substitute equivalent awards or provide substantially similar consideration to award recipients as was provided to our stockholders (after taking into account the existing provisions of outstanding awards). The successor corporation may also issue, in place of our outstanding shares held by award recipients, substantially similar shares or other property subject to repurchase restrictions no less favorable to such award recipient. In the event such successor corporation, if any, refuses to assume or replace the awards outstanding under the 2005 Plan pursuant to a corporate transaction or if there is no successor corporation due to a dissolution or liquidation of the company, outstanding awards shall immediately vest as to 100% of the shares subject thereto at such time and on such conditions as our board of directors determines, and outstanding awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.
Tax Information
The following is a general summary as of the date of this proxy statement of the federal income tax consequences to the company and the participants in the 2005 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state, and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice.
Non-Qualified Stock Options. Non-qualified stock options do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he/she is granted a non-statutory option. Upon exercise of the stock option, the optionee will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. We are generally entitled to a tax deduction equal to the ordinary income recognized by the participant in connection with such exercise. The participant's basis in the stock issued upon exercise of the option, referred to as the “option stock,” will be increased by the amount of the ordinary income recognized. Upon the sale of the shares issued upon exercise of a non-statutory stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.
Incentive Stock Options. The Code provides optionees with favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option is treated as an incentive stock option, the optionee will not recognize income upon grant or exercise of the stock option (unless the alternative minimum tax rules apply). The company will not be allowed a tax deduction in connection with the exercise of an incentive stock option.
Upon the sale of the shares issued upon exercise of an incentive stock option at least: (1) two years after the grant of the stock option; and (2) one year after exercise of the stock option, referred to as the “statutory holding periods,” any gain will be taxed to the optionee as long-term capital gain and no deduction will be available to the Company. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize ordinary income equal to the excess, if any, of the lower of: (1) the fair market value of the stock at the date of the stock option exercise; or (2) the sale price of the stock, over the option price and we will generally be entitled to a tax deduction equal to the ordinary income recognized by the participant in connection with such sale or disposition. The participant's basis in the option stock will be increased by the amount of ordinary income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss. Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and who subsequently disposes of such shares prior to the expiration of the statutory holding periods.
Stock Appreciation Rights. A grant of a SAR (which can only be settled in our common stock) has no federal income tax consequences at the time of grant. Upon exercise of SARs, the value of the shares received as determined on the date of exercise is generally taxable to the recipient as ordinary income, and the company generally will be entitled to a corresponding tax deduction. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. A participant receiving restricted stock may be taxed in one of two ways: the participant (1) pays tax when the restrictions lapse (i.e., they become vested) or (2) makes a special election to pay tax in the year the grant is made. At either time, the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until disposition of the stock.
Restricted Stock Units. In general, no taxable income is realized upon the grant of a RSU. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the RSU vests and is otherwise settled. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.
Plan Benefits
The benefits to be received pursuant to the 2005 Plan are not determinable at this time.
The following table sets forth information with respect to equity-based grants under the 2005 Plan during the fiscal year ended December 31, 2011.

Identity of Group (a)	Options/ Granted (#) (b)	% of Total Options Granted (1) (c)	Weighted Average Exercise Price Per Share ($/Sh) (d)	RSUs Granted (#) (e)	% of Total RSUs Granted (2) (f)	Weighted Average Exercise Price Per Share ($/Sh) (g)
John P. Daane President and Chief Executive Officer	500,000	62.00%	42.63	500,000	13.39%	N/A
Ronald J. Pasek Senior Vice President and Chief Financial Officer	36,000	4.00%	42.63	26,000	0.7%	N/A
Danny K. Biran Senior Vice President, Strategy	61,000	8.00%	42.63	43,000	1.15%	N/A
William Y. Hata, Senior Vice President, Worldwide Operations and Engineering	52,000	6.00%	42.63	36,000	0.96%	N/A
Jordan S. Plofsky Senior Vice President and General Manager, Altera Penang	39,000	5.00%	42.63	28,000	0.75%	N/A
Executive group (10 persons)	766,000	95.04%	42.63	760,800	20.37%	N/A
Non-employee director group (6 persons)	40,000	4.96%	37.43	18,666	0.5%	N/A
Non-executive employee group	—	—	—	2,955,912	79.13%	N/A

(1) Based on a total of 806,000 of shares of common stock granted pursuant to stock option grants under the 2005 Plan during the fiscal year ended December 31, 2011.

(2) Based on a total of 3,735,378 shares of common stock granted pursuant to RSU grants under the 2005 Plan during the fiscal year ended December 31, 2011.

The following table sets forth information with respect to outstanding stock option grants made pursuant to the 2005 Plan.

Identity of Group	Number of option awarded
John P. Daane President and Chief Executive Officer	800,000
Ronald J. Pasek Senior Vice President and Chief Financial Officer	92,250
Danny K. Biran Senior Vice President, Strategy	61,000
William Y. Hata Senior Vice President, Worldwide Operations and Engineering	52,000
Jordan S. Plofsky Senior Vice President and General Manager, Altera Penang	39,000
Executive group (10 persons)	1,132,250
Non-employee director group (6 persons)	251,667
Non-executive employee group	1,009,971
Vote Required and Board of Directors' Recommendation
The affirmative vote of the holders of a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote on the proposal is required to approve this amendment to the 2005 Plan. To provide incentives to eligible employees, non-employee directors, and consultants and to align their interests directly with those of our stockholders, our board of directors has unanimously approved the proposed amendment to the 2005 Plan and recommends that stockholders vote “FOR” such amendment.

PROPOSAL THREE - APPROVAL OF SECOND AMENDMENT TO 2005 EQUITY INCENTIVE PLAN

At the annual meeting, stockholders are requested to approve a second amendment to the 2005 Plan regarding non-employee director equity awards. Stockholders are separately requested to approve an amendment to the 2005 Plan which relates to increasing the number of shares reserved for issuance, as discussed in further detail in “Proposal Two - Approval of Amendment to 2005 Equity Incentive Plan” beginning on page 42. Proposal Two and this proposal seek to separately amend the 2005 Plan. Therefore, a stockholder's vote on Proposal Three is not counted for the purpose of determining such individual's vote on Proposal Two, and vice-versa.
Summary
In March 2012, the board of directors approved an amendment to the 2005 Plan related to non-employee director equity awards. Currently, the 2005 Plan provides that the compensation committee is permitted to exercise limited discretion in deciding the type and amount of equity awards to be granted to a non-employee director upon joining the board of directors and upon re-election at the annual meeting of stockholders. Subject to stockholder approval at the annual meeting, the compensation committee will have expanded discretion with respect to the type and amount of equity awards to be granted to a non-employee director upon joining the board of directors and upon re-election at the annual meeting of stockholders, as described in further detail below.
Key Terms of the 2005 Plan
The key provisions of the current 2005 Plan are described in further detail in “Proposal Two - Approval of Amendment to 2005 Equity Incentive Plan” on page 42.
Non-Employee Director Awards
Under this proposal, when a non-employee director joins the board, the compensation committee may grant him or her either: (i) a combination of restricted stock units (“RSUs”), restricted stock awards, and/or stock options (but not solely stock options) representing up to a maximum number of whole shares having an aggregate value of $300,000 or (ii) a combination of stock options and/or stock appreciation rights (“SARs”) representing up to a maximum aggregate number of 40,000 shares (the “Initial Grant”).
This proposal also provides that when a non-employee director is re-elected at an annual stockholder meeting, the compensation committee may grant him or her either: (i) a combination of RSUs, restricted stock awards, and/or stock options (but not solely stock options) representing up to a maximum number of shares having an aggregate value of $200,000 or (ii) a combination of stock options and/or SARs representing up to a maximum aggregate number of 20,000 shares (a “Succeeding Grant”).
For both the Initial Grant and the Succeeding Grants, the compensation committee needs to assess the aggregate value of RSUs and options in order to calculate the amount of equity awards to grant. To this end, the compensation committee may use a method it deems appropriate to arrive at the aggregate number of equity awards. Initially, the compensation committee intends to make such determinations as follows: (i) the value of an RSU will be based on the average closing price of our common stock during the most recently completed fiscal quarter prior to the date of grant, less expected dividends, and (ii) the value of an option will be based on the Black-Scholes valuation of an option at a trading price equal to the average closing price of our common stock during the most recently completed fiscal quarter prior to the date of grant, divided into the dollar amount of the award (for example, $300,000 for an Initial Grant and $200,000 for a Succeeding Grant). Such methodology may be modified in the compensation committee's discretion.

Vote Required and Board of Directors' Recommendation
The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting is required to approve this amendment to the 2005 Plan. To provide incentives to eligible directors and to align their interests directly with those of our stockholders, our board of directors has unanimously approved this proposed amendment to the 2005 Plan and recommends that stockholders vote “FOR” such amendment.

PROPOSAL FOUR - APPROVAL OF AMENDMENT TO 1987 EMPLOYEE STOCK PURCHASE PLAN
At the annual meeting, stockholders are requested to approve an amendment to the 1987 Employee Stock Purchase Plan, referred to as the “1987 Purchase Plan,” to increase by 1,000,000 the number of shares reserved for issuance.
Summary
The 1987 Purchase Plan was adopted by our board of directors in August 1987 and approved by our stockholders in September 1987. As originally adopted, the 1987 Purchase Plan had 200,000 shares of common stock reserved for issuance. Through the years, the board of directors has authorized, and stockholders have approved, amendments to the 1987 Purchase Plan to increase the number of shares reserved for issuance. Most recently, at the annual meeting in 2011, stockholders approved an amendment increasing the number of shares reserved for issuance under the 1987 Purchase Plan by an aggregate of 1,000,000 shares to 25,700,000. Subject to stockholder approval, we plan to register the additional 1,000,000 shares reserved under the 1987 Purchase Plan on a Registration Statement on Form S-8.
As of the record date, 23,148,484 shares were issued pursuant to the exercise of options to purchase shares under the 1987 Purchase Plan, and 2,551,516 shares were available for future grant.
Essential Features of the 1987 Purchase Plan
General
The 1987 Purchase Plan, and the right of participants to make purchases under the 1987 Purchase Plan, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Sections 421 and 423 of the Code. The provisions of the 1987 Purchase Plan are, accordingly, construed so as to extend and limit participation in a manner consistent with the requirements of those Code sections.
The 1987 Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.
Purpose
The purpose of the 1987 Purchase Plan is to provide our employees, including employees of certain subsidiaries, with an opportunity to purchase our common stock through accumulated payroll deductions.
Administration
The 1987 Purchase Plan may be administered by our board of directors or a committee of board members appointed by the board of directors. Once appointed, committee members serve until directed otherwise by the board. The administration, interpretation, or application of the 1987 Purchase Plan by the board or committee is final, conclusive, and binding upon all participants to the full extent provided by law. No charges for administrative or other costs may be made against the payroll deductions of a participant in the 1987 Purchase Plan. Members of the board of directors receive no additional compensation for administering the 1987 Purchase Plan. Currently, Mr. Daane is the sole member of the committee that administers the 1987 Purchase Plan.
Eligibility
Any person, including an executive officer, who is customarily employed for at least twenty hours per week and more than five months in a calendar year by us or any of our designated subsidiaries, as of an offering date, is eligible to participate in the 1987 Purchase Plan. The offering date is the first trading day of a given offering period. Notwithstanding the foregoing, no participant shall be granted an option to purchase shares under the 1987 Purchase Plan:

•
that would permit the participant's rights to purchase stock under all of our employee stock purchase plans and those of our subsidiaries to accrue at a rate that exceeds $21,250 (which is eighty-five percent of $25,000 of the fair market value of such stock determined at the time such stock option is granted) for each calendar year in which such option is outstanding at any time; or

•
if, after the grant of an option, the participant would own common stock or options to purchase common stock equal to five percent or more of the total combined voting power or value of all classes of our capital stock or capital stock of any of our subsidiaries.

For purposes of the 1987 Purchase Plan, the employment relationship is treated as continuing intact while a participant is on sick leave or other leave of absence approved by us. However, if the period of leave exceeds ninety days and the participant's right to re-employment is not guaranteed either by statute or by contract, the participant will be deemed to have withdrawn from the 1987 Purchase Plan on the ninety-first day of such leave.
Furthermore, if, on a purchase date, the number of shares that would otherwise be subject to stock options under the 1987 Purchase Plan exceeds the number of shares available for sale as of the beginning of the applicable offering period, a pro-rata allocation of the available shares is made in as uniform and as equitable a manner as is practicable.
As of the record date, approximately 2,757 employees were eligible to participate in the 1987 Purchase Plan.
Enrollment in the Plan
Eligible employees become participants in the 1987 Purchase Plan by completing a subscription agreement authorizing payroll deductions prior to the applicable offering date. A person who becomes employed after the commencement of an offering period may not participate in the 1987 Purchase Plan until the commencement of the next offering period.
Offering Periods; Purchase Periods
Typically, the 1987 Purchase Plan is implemented by consecutive, overlapping twelve-month offering periods, with a new offering period commencing on the first trading day on or after May 1 and November 1 of each year and terminating on the trading day on or before April 30 and October 31. Each twelve-month offering period generally includes two six-month purchase periods. In the future, the board of directors may alter the duration of the offering periods, including the commencement dates, with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.
Purchase Price
The purchase price at which shares are sold under the 1987 Purchase Plan is eighty-five percent of the lower of the fair market value of a share of our common stock on: (1) the first trading day of the offering period; or (2) the last trading day of the purchase period. If the fair market value at the end of any purchase period is less than the fair market value at the beginning of the offering period, each participant is: (1) automatically withdrawn from the current offering period following the purchase of shares on the purchase date; and (2) automatically re-enrolled in the immediately following offering period. The 1987 Purchase Plan provides that, because our common stock is currently traded on NASDAQ, the fair market value of a share of our common stock on a given date is the closing price on NASDAQ on such date.
Payment of the Purchase Price; Payroll Deductions
The payroll deductions accumulated during the offering period are applied to the purchase of the shares. The deductions may not exceed ten percent of a participant's eligible compensation received on each payday. The aggregate of such payroll deductions during the offering period cannot exceed ten percent of a participant's aggregate eligible compensation during such offering period up to a maximum of $21,250 (which is eighty-five percent of $25,000 of the fair market value of such stock determined at the time such stock option is granted) for each calendar year. Eligible compensation is defined as all regular straight time gross earnings, plus sales commissions and sales incentives earned during the entire offering period, but exclusive of payments for overtime, shift premium, other incentive payments, bonuses, or other compensation.
Payroll deductions commence on the first payday following the first day of the offering period and continue at the same percentage rate until the end of the offering period unless sooner terminated. No interest accrues on a participant's payroll deductions. At any time during the offering period, a participant may discontinue or decrease his/her payroll deductions without withdrawing amounts previously contributed. A participant may increase his/her rate of payroll deductions only for a subsequent offering period and may not increase his/her rate of payroll deductions during an outstanding offering period in which such participant is currently participating.
All payroll deductions received or held by us under the 1987 Purchase Plan may be used by us for any corporate purpose; we are not obligated to segregate such payroll deductions. Until the shares are issued, participants only have the rights of an unsecured creditor.

Purchase of Stock; Grant of Options
On the first day of each offering period, each eligible employee participating in the 1987 Purchase Plan is granted an option to purchase up to a maximum of 10,000 shares of our common stock during each purchase period. The exact number of shares is determined by dividing such employee's accumulated payroll deductions at the end of the purchase period by the option purchase price determined as described above, subject to the limitations set forth in the 1987 Purchase Plan. For future offering periods, the board of directors may increase or decrease, in its absolute discretion, the maximum number of shares of our common stock that may be purchased during each purchase period of the offering period.
Exercise of Options
Unless the participant's participation is discontinued, each participant's option for the purchase of the maximum number of full shares is exercised automatically at the end of the purchase period at the applicable price.
Withdrawal
A participant may withdraw all, but no less than all, the payroll deductions credited to his/her account under the 1987 Purchase Plan at any time prior to the last day of the offering period by giving written notice to us. After receipt of a notice of withdrawal: (1) all of the participant's payroll deductions credited to his/her account are promptly refunded; (2) the participant's option for the current period automatically terminates; and (3) no further payroll deductions for the purchase of shares are made during the offering period.
A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the 1987 Purchase Plan or in any similar plan that we may adopt.
Termination or Interruption of Employment
Upon termination or interruption of a participant's employment for any reason, including retirement or death, prior to the last day of the offering period, the payroll deductions credited to the participant's account will be returned to such participant, or, in the case of a participant's death, to the person or persons entitled thereto as specified in the participant's subscription agreement, and his/her option will automatically terminate.
Adjustments upon Changes in Capitalization or Merger
In the event any change, such as a stock split or payment of a stock dividend, is made in our capitalization that increases or decreases the number of outstanding shares of common stock without our receipt of additional consideration, an appropriate adjustment will be made in the shares subject to purchase and in the purchase price per share, subject to any required action by our stockholders. In the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened and a new exercise date will be set. At least ten days prior to the new exercise date, the board of directors will notify the participant that the exercise date has been changed and that the participant's option will be exercised automatically, unless the participant has withdrawn from the offering period prior to the new exercise date. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, the participant's outstanding option will be assumed or substituted for or by the successor corporation, or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or provide a substitute for the participant's outstanding options, we will take the same actions under the plan as previously described with respect to a proposed dissolution or liquidation.
Nonassignability
Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the 1987 Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution, or as provided in the 1987 Purchase Plan. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that we may treat such act as an election to withdraw from the 1987 Purchase Plan.

Amendment and Termination of the Plan
The board of directors may, at any time or from time to time, amend or terminate the 1987 Purchase Plan, except that such termination shall not affect options previously granted nor, generally, may any amendment make any change in an option previously granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code, we shall obtain stockholder approval in such a manner and to such a degree as required.
Without stockholder approval and without regard to whether any participant rights may be adversely affected, the board of directors may:

(1)	change the offering periods;

(2)	limit the frequency and/or number of changes in the amount withheld during an offering period;

(3)	establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars;

(4)	permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections;

(5)
establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant's compensation; and

(6)	establish such other limitations or procedures that the board of directors determines, in its sole discretion, are advisable and that are consistent with the 1987 Purchase Plan.

The 1987 Purchase Plan continues in effect until terminated as described above.
Tax Information
The following is a general summary as of the date of this proxy statement of the federal income tax consequences to the company and participants in the 1987 Purchase Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state, and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice.
The 1987 Purchase Plan and the right of participants to make purchases under the 1987 Purchase Plan are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.
If the shares are sold or disposed of, including by way of gift: (1) at least two years after the offering date (the first day of the offering period during which shares were purchased); and (2) more than one year after the date on which shares were transferred to the employee, then the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, referred to as the “option price;” or (b) fifteen percent of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee's basis of the option stock will be increased by the amount of the ordinary income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.
If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the ordinary income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.
If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction equal to the ordinary income recognized by the participant in connection with such sale or disposition.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the 1987 Purchase Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant's death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.
Participation in the 1987 Purchase Plan
Eligible employees participate in the 1987 Purchase Plan voluntarily and each such employee determines his/her level of payroll deductions within the guidelines fixed by the 1987 Purchase Plan. Accordingly, future purchases under the 1987 Purchase Plan are not determinable at this time.

The following table sets forth information with respect to purchases under the 1987 Purchase Plan during the fiscal year ended December 31, 2011. Non-employee directors are not allowed to participate in the 1987 Purchase Plan.

Identity of Group (a)	Purchases (#) (b)	% of Total Purchases (1) (c)	Weighted Average Purchase Price Per Share ($/Sh) (d)
John P. Daane President and Chief Executive Officer	832	0.12%	23.90
Ronald J. Pasek Senior Vice President and Chief Financial Officer	980	0.14%	24.69
Danny K. Biran Senior Vice President, Strategy	893	0.13%	22.96
William Y. Hata, Senior Vice President, Worldwide Operations and Engineering	885	0.13%	23.09
Jordan S. Plofsky Senior Vice President and General Manager, Altera Penang	885	0.13%	23.09
Executive group (10 persons)	6,482	0.96%	23.85
Non-employee director group (6 persons)	—	—	—
Non-executive employee group	669,922	99.04%	26.14

(1) Based on a total of 676,404 shares of common stock purchased under the 1987 Purchase Plan during the fiscal year ended December 31, 2011 (includes 12,819 shares purchased by employees terminated after such date).

Vote Required and Board of Directors' Recommendation
The affirmative vote of the holders of a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote on the proposal is required to approve the amendment to the 1987 Purchase Plan. Our board of directors has unanimously approved the proposed amendment and recommends that the stockholders vote “FOR” such amendment.

PROPOSAL FIVE - APPROVAL OF AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS
TO ALLOW STOCKHOLDER ACTION BY WRITTEN CONSENT

The board of directors is proposing, for approval by the stockholders, an amendment (the “Certificate Amendment”) to Article Eighth of our Amended and Restated Certificate of Incorporation (the “Current Certificate”) and an amendment (the “Bylaws Amendment,” and together with the Certificate Amendment, the “Amendments”) to Section 2.12 and Section 2.14 of our Bylaws (the “Current Bylaws”). Following effectiveness of the Amendments, stockholders would be allowed, under certain circumstances, to act by written consent in lieu of a meeting of stockholders. Stockholder action by written consent is not permitted under the Current Certificate and Current Bylaws. Other than as described herein, the approval of the Amendments will not have any effect on your rights as a stockholder.

Stockholder Action by Written Consent

The Current Certificate and the Current Bylaws provide that no action that is required or permitted to be taken by the stockholders at an annual or special meeting may be effected by written consent of stockholders in lieu of a meeting. Our board of directors has carefully considered the advantages and disadvantages of permitting stockholder action by written consent, and has determined that it is appropriate to amend the Current Certificate and Current Bylaws to permit, under certain circumstances, stockholder action by written consent in lieu of a stockholders' meeting.

Specifically, if the Certificate Amendment is approved by our stockholders, the Current Certificate will be amended to (i) permit stockholder action by written consent; (ii) permit holders of record of twenty percent (20%) or more of the voting power of the company's then outstanding shares entitled to express consent on the relevant matter to request, by written notice addressed to the Secretary of the company, that a record date be fixed for determining the stockholders entitled to express consent to a corporate action in writing without a meeting; and (iii) provide certain procedural requirements relating to stockholder action by written consent relating to the manner of solicitation of all stockholders under Regulation 14A of the Securities Exchange Act of 1934, date and signature requirements of effective consents and delivery of such consents no earlier than fifty (50) days following the applicable record date.
In addition, if the Bylaws Amendment is approved by our stockholders, the Current Bylaws will be amended to (i) permit stockholder action by written consent without a meeting; (ii) permit holders of record of twenty percent (20%) or more of the voting power of the company's then outstanding shares entitled to express consent on the relevant action to request, by written notice addressed to the Secretary of the company, a record date for submission of a proposal for action by written consent; and (iii) provide for inspectors of elections in the event of stockholder action by written consent without a meeting.
The text of the proposed Certificate Amendment and the text of the proposed Bylaws Amendment, each marked to show the proposed deletions and insertions, is attached to this proxy statement as Annex A. The above descriptions of the current provisions and proposed Amendments are qualified in their entirety by reference to the actual text of the Amendments.

Effective Time

If approved by our stockholders, the Certificate Amendment will be effective upon filing with the Secretary of State of the State of Delaware, which we intend to do promptly after stockholder approval is obtained. The Bylaws Amendment will be effective upon stockholder approval.

Vote Required and Board of Directors' Recommendation

The affirmative vote of the holders of a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote on the proposal is required to approve this proposal. Our board of directors has unanimously approved the Amendments and recommends that the stockholders vote “FOR” this proposal.

PROPOSAL SIX - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Securities Exchange Act of 1934, as amended, which enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.
As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to:

•	attract, motivate, and retain highly qualified executives;

•
align management and stockholder interests by tying a substantial percentage of executives' compensation, in the form of cash and long-term equity incentives, to the financial performance of the company;

•	reward superior performance by basing decisions regarding cash incentive compensation on the overall performance of executives, including performance against individual and group goals; and

•	compensate executives at levels competitive with peer companies.

Our compensation committee seeks to maintain our named executive officers' total compensation at a level competitive with the compensation paid to officers in similar positions at our peer companies in the semiconductor industry and other related industries. We believe we have designed our executive compensation program to be substantially performance-based and have sought to align executive pay and our financial performance. Our equity incentive compensation program promotes the interests of the company and its stockholders by providing financial rewards that increase with increases in our stock price. Please read the “Compensation Discussion and Analysis” beginning on page 19, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation as described in this proxy statement. Accordingly, our board of directors is asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory and therefore not binding on the company, the compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns. The next say-on-pay vote will be at the 2013 annual meeting of stockholders.
Vote Required and Board of Directors' Recommendation
The affirmative vote of the holders of a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote on the proposal is required to approve the proposal. The board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL SEVEN - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the annual meeting, stockholders are requested to ratify the audit committee's appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2012. We expect that a representative of PricewaterhouseCoopers will be present at the annual meeting, will have the opportunity to make a statement if he/she desires to do so, and will be available to answer any appropriate questions.
Vote Required and Board of Directors' Recommendation
Although not required, the board of directors submits its selection of our independent registered public accounting firm for ratification by stockholders to ascertain the view of stockholders regarding such selection. The affirmative vote of the holders of a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote on the proposal is required to ratify this proposal. Whether the proposal is approved or defeated, the audit committee may reconsider its selection. The board of directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP.

OTHER MATTERS
We know of no other matters to be submitted at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.
For further information about the company, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which accompanies this proxy statement. Our Annual Report on Form 10-K was filed with the SEC on February 17, 2012 and is publicly available on our website at www.altera.com. You may also obtain a copy by sending a written request to Investor Relations, Altera Corporation, 101 Innovation Drive, San Jose, California, 95134.
It is important that proxies be cast promptly. Therefore, stockholders are requested to cast their proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not they expect to attend the meeting in person. If you request a paper proxy card, please complete, date, and sign the enclosed form of proxy and return it promptly in the envelope provided. By returning your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

Dated: March [•], 2012
For the Board of Directors
ALTERA CORPORATION

Katherine E. Schuelke
Secretary

ANNEX A

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO ALLOW STOCKHOLDERS TO ACT BY WRITTEN CONSENT IN LIEU OF A STOCKHOLDERS' MEETING

EIGHTH.

(a) Action by Written Consent. ~~No~~ Any action ~~that is~~ required or permitted to be taken ~~by the stockholders of the Corporation~~ at any annual or special meeting of stockholders may be ~~effected~~ taken without a meeting by the written consent of the stockholders ~~in lieu of a meeting of stockholders~~ of the Corporation, but only if such action is taken in accordance with the provisions of this Article Eighth and the Corporation's bylaws.
(b) Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article Eighth. Any person other than the Corporation seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation's principal executive offices and signed by holders of record of at least twenty percent (20%) of the voting power of the outstanding capital stock of the corporation entitled to express consent on the relevant action, request that a record date be fixed for such purpose. The written notice must contain the information required by the Corporation's bylaws. Following receipt of the notice, the Board of Directors shall promptly, but in all events within ten business days after the date the notice is received, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to paragraph (c) of this Article Eighth and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten business days following the Corporation's receipt of the notice to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner described in paragraph (f) of this Article; except that, if prior action by the Board of Directors is required under the provisions of Delaware law and the Board of Directors determines to take such prior action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and except that no record date shall be set for any action that is not a proper subject for action by written consent pursuant to paragraph (c) of this Article Eighth or for which consents are not to be solicited as provided in paragraph (d) of this Article Eighth.
(c) Actions Which May Be Taken by Written Consent. The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the record date request does not comply with this Article Eighth or the Corporation's bylaws, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the request for a record date for such action is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an identical or substantially similar item of business to such action, as determined in good faith by the Board of Directors (“Similar Business”) was held not more than one hundred twenty (120) days before such request for a record date was received by the Secretary, (v) Similar Business is already included in the Corporation's notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (vi) such record date request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act of 1934 or other applicable law. For purposes of this paragraph (c), the election of directors shall be deemed to be Similar Business with respect to all actions involving the election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.
(d) Manner of Consent Solicitation. Stockholders may take action by written consent only if consents are solicited from all holders of capital stock of this corporation entitled to vote on the matter pursuant to a consent solicitation conducted pursuant to and in accordance with Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act.
(e) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.
(f) Delivery of Consents. No Consents may be delivered to the Corporation or its registered office in the State of Delaware until 50 days after the record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested.

AMENDMENT TO THE AMENDED AND RESTATED BYLAWS
TO ALLOW STOCKHOLDERS TO ACT BY WRITTEN CONSENT IN LIEU OF A STOCKHOLDERS' MEETING

ARTICLE II

STOCKHOLDERS

Section 2.12. ~~No~~ Action by Written Consent of Stockholders.
~~No action that is required to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.~~

(a) Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders or may be effected by a consent in writing by stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation and this Section 2.12.
(b) A request by a stockholder for a record date in accordance with Article Eighth of the Certificate of Incorporation must be delivered by the holders of record of at least twenty percent (20%) (the “Voting Stock”) of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (i) the text of the proposal (including the text of any resolutions to be effected by consent), (ii) the information required by Section 2.2 of these bylaws, to the extent applicable, as though the stockholder(s) making the request were making a Special Meeting Request in furtherance of the Action, (iii) an acknowledgment by such stockholder(s) that any disposition of shares of the Voting Stock held of record by such stockholder(s) as of the date of delivery of the request for a record date and prior to the date of delivery of the first written consent with respect to the Action shall constitute a revocation of such request with respect to such shares, (iv) a statement that the stockholder(s) intend to solicit consents in accordance with Regulation 14A of the Exchange Act, without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and (v) documentary evidence that the requesting stockholder(s) own in the aggregate the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary; provided, however, that if the requesting stockholder(s) are not the beneficial owner(s) of the shares representing the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary, then to be valid, the written request must also include documentary evidence that the beneficial owner(s) on whose behalf the request for a record date is made beneficially own the requisite twenty percent (20%) or more of the Voting Stock as of the date of such written request to the Secretary. In addition, the requesting stockholder(s) and the beneficial owner(s), if any, shall promptly provide any other information reasonably requested by the Corporation.
(c) In determining whether a record date has been requested by the record holders of shares representing in the aggregate not less than twenty percent (20%) of the Voting Stock as of the date of such written request to the Secretary, multiple requests delivered to the Secretary will be considered together only if (i) each request identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (ii) such request(s) have been dated and delivered to the Secretary within sixty (60) days of the earliest dated request. A stockholder may revoke a request at any time by written revocation delivered to the Secretary of the Corporation.

Section 2.14. Inspectors of Elections; Opening and Closing the Polls.
(a) The Board of Directors ~~by resolution~~, in advance of any stockholders' meeting, by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as ~~alternate~~ alternative inspectors to replace any inspector who fails to act. If no inspector or ~~alternate~~ alternative has been appointed to act, or if all inspectors or ~~alternates~~ alternatives who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector~~s~~ shall have the duties prescribed by the General Corporation Law of the State of Delaware. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
(b) In the event of the delivery, in the manner provided by Section 2.12 and applicable law, to the Corporation of written consent or written consents to take corporate action and/or any related revocation or revocations, the Corporation shall appoint one or more inspectors for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspector(s) to perform such review, no action by written consent and without a meeting shall be effective until such inspector(s) have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Section 2.12 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained herein shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspector(s), or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ALTERA CORPORATION
101 INNOVATION DRIVE
SAN JOSE, CA 95134

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Altera Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Altera Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42454-P21148 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALTERA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7.

1. ELECTION OF DIRECTORS **Nominees:**	For	Against	Abstain
1a. John P. Daane	☐	☐	☐
1b. T. Michael Nevens	☐	☐	☐
1c. Elisha W. Finney	☐	☐	☐
1d. Kevin McGarity	☐	☐	☐
1e. Krish A. Prabhu	☐	☐	☐
1f. John Shoemaker	☐	☐	☐
1g. Thomas H. Waechter	☐	☐	☐
1h. Susan Wang	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his/her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M42455-P21148

ALTERA CORPORATION

PROXY FOR 2012 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) John P. Daane and Ronald J. Pasek, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Altera Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 8, 2012 at 1:30 p.m., Pacific Time at 101 Innovation Drive, San Jose, California 95134, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE